Exhibit 10.9

[*] designates portions of this document that have been omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

INDENTURE

dated as of September 1, 2010

by and between

MEDPRO INVESTMENTS, LLC,
a Delaware limited liability company,
as issuer of the Notes described herein,

and

U.S. BANK NATIONAL ASSOCIATION,
as initial trustee of the Notes described herein

i

SCHEDULES AND EXHIBITS

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J Exhibit K
Form of Note
Form of Resale Confidentiality Agreement
Agents for Service of Process
Form of Distribution Report
Form of Certificate of Euroclear or Clearstream for Unlegended Note
Form of Certification of Beneficial Owner of Temporary Regulation S Global Note
Form of Certification of Euroclear or Clearstream for Payments
Form of Certificate of Proposed Transferor
Form of Certificate of Proposed Institutional Accredited Investor Transferee
Form of Supplemental Confidentiality Agreement
UCC Financing Statements

INDENTURE

This INDENTURE, dated as of September 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Indenture”), is by and between MEDPRO INVESTMENTS, LLC, a Delaware limited liability company, as issuer of the Notes described herein (the “Issuer”), and U.S. Bank National Association, a national banking association, as initial trustee of the Notes described herein (including any successor appointed in accordance with the terms hereof, the “Trustee”). Capitalized terms used herein are defined in Article I.

GRANTING CLAUSE

NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Noteholders, and for other good and valuable consideration, the receipt of which is hereby acknowledged, in order to secure (i) the prompt payment of the principal of, and interest on, and all other amounts due with respect to, the Notes from time to time Outstanding hereunder, including any break funding costs and interest rate swap breakage costs, (ii) the payment of any fees, expenses or other amounts that the Issuer is obligated to pay under or in respect of the Notes, this Indenture or any other Transaction Document to which the Issuer is a party, (iii) the payment and performance of all the obligations of the Issuer in respect of any amendment, modification, extension, renewal or refinancing of the Notes and any other Transaction Document and (iv) the performance and observance by the Issuer of all the agreements, covenants and provisions expressed or implied herein and in the Notes and the other Transaction Documents for the benefit of the Trustee or the Noteholders (collectively, the “Secured Obligations”) and for the uses and purposes and subject to the terms and provisions hereof, the Issuer does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm unto the Trustee, its successors and assigns, for the security and benefit of the Trustee and the Noteholders from time to time of the Notes, a first priority security interest in all right, title and interest of the Issuer in, to and under the following described property, rights and privileges now existing or hereafter arising (such property, rights and privileges, including all other property, rights and privileges hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, being the “Collateral” and, collectively, including all other property, rights and privileges hereafter specifically subjected to the lien of this Indenture or any indenture supplemental hereto, are included within and defined as the “Indenture Estate”), to wit:

(1)           the Royalty Rights;

(2)           the Purchase and Sale Agreement, the Servicing Agreement and all other Transaction Documents and other agreements to which the Issuer is a party or otherwise has an interest of any nature, including, without limitation, those relating to the rights of the Issuer in respect of the sale, transfer, conveyance, assignment, contribution, grant and servicing of the Royalty Rights and related property of every nature and all rights to recover any amount from MedPro or any other Persons;

(3)           (A) all Accounts established under this Indenture at any time, (B) all amounts from time to time credited to such Accounts, (C) all cash, financial assets and other investment property, instruments, documents, chattel paper, general intangibles, accounts and other property from time to time credited to such Accounts or representing investments and reinvestments of amounts credited to such Accounts and (D) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (i) all property so credited or representing such investments and reinvestments and (ii) such Accounts;

(4)           all of the Issuer’s rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the lien of this Indenture;

(5)           all other property and assets of the Issuer with respect to which a security interest can be created under Article 9 of the UCC, including all inventory, equipment, goods, deposit accounts, investment property, financial assets, letter-of-credit rights, supporting obligations, commercial tort claims, accounts, contract rights, general intangibles, payment intangibles and all other cash (except (i) cash to the extent permitted to be distributed by the Issuer to MedPro pursuant to and as permitted by Section 3.7(b) and the Pledge and Security Agreement);

(6)           all rights of the Issuer (contractual and otherwise and whether constituting accounts, commercial tort claims, general intangibles, investment property, financial assets or other properties) constituting, arising under, connected with or in any way related to any or all of the foregoing property;

(7)           all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by the Issuer) that at any time evidence or contain information relating to any of the foregoing property or are otherwise necessary or helpful in the collection thereof or realization thereupon;

(8)           all documents of title, policies and certificates of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any of the foregoing property of the Issuer; and

(9)           all proceeds and products of any and all of the foregoing property, including all Proceeds;

BUT SUBJECT TO all of the terms and conditions of this Indenture.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Trustee, its successors and assigns, in trust for the benefit and security of the Noteholders from time to time of the Notes, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

PROVIDED, HOWEVER, that, notwithstanding any of the foregoing provisions or anything to the contrary herein, so long as no Event of Default shall have occurred and be continuing, the Issuer shall have the right, to the exclusion of the Trustee and the Noteholders, to exercise in the Issuer’s name all rights and powers of the Issuer under the Purchase and Sale Agreement and the Servicing Agreement, SUBJECT TO all of the terms and conditions of this Indenture.

It is expressly agreed that anything herein contained to the contrary notwithstanding, the Issuer shall remain liable under the Transaction Documents and any other agreements included in the Collateral to the extent set forth therein to perform all of the obligations of the Issuer thereunder in accordance with and pursuant to the terms and provisions thereof, and, prior to the foreclosure of the lien of this Indenture, the Trustee and the Noteholders shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Trustee or the Noteholders be required or obligated in any manner to perform or fulfill any obligations of the Issuer under or pursuant to any Transaction Document or any other agreement included in the Collateral or, except as herein expressly provided, to make any payment, make any inquiry as to the nature or sufficiency of any payment received by it, present or file any claim or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

The Issuer does hereby constitute and appoint the Trustee the true and lawful attorney of the Issuer, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of the Issuer or otherwise), to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of any Transaction Document and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Trustee may deem to be necessary or advisable in the premises; provided, that the Trustee shall not exercise any such rights except upon the occurrence and during the continuance of an Event of Default hereunder.

The Issuer agrees that, at any time and from time to time, upon written request of the Trustee, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Trustee may reasonably deem desirable in obtaining the full benefits of the assignment granted hereunder and of the rights and powers herein granted.

The Issuer does hereby (a) represent and warrant that it has not assigned or pledged, and (b) covenant that it will not assign or pledge, so long as the assignment hereunder shall remain in effect and has not been terminated pursuant to Section 10.1, any of its right, title or interest in the Collateral hereby assigned, to anyone other than the Trustee.

It is hereby further agreed that any and all property described or referred to in the Granting Clause which is hereafter acquired by the Issuer shall ipso facto, and without any other conveyance, assignment or act on the part of the Issuer or the Trustee, become and be subject to the Security Interest herein granted as fully and completely as though specifically described herein, but nothing contained in this paragraph shall be deemed to modify or change the obligations of the Issuer contained in the foregoing paragraphs.

Except where the context clearly indicates a different meaning, all terms defined in Article 1, 8 or 9 of the UCC, as in effect on the date of this Indenture, are used in the Granting Clause and this Habendum Clause with the meanings therein ascribed to them; such terms include “document”, “general intangibles”, “instrument”, “investment property”, “proceeds” and “security interest”. In addition, all capitalized terms used in the Granting Clause and this Habendum Clause, including the terms “account” and “security interest”, when capitalized, shall have the meanings specified in Section 1.1.

The Issuer does hereby ratify and confirm this Indenture and the other Transaction Documents to which it is a party and, subject to the other terms of this Indenture, does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the assignment hereunder or of any of the rights created by any thereof.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.1                                Definitions.  For purposes of this Indenture, the following terms shall have the meanings indicated below:

“Acceleration Default” means any Event of Default of the type described in Section 4.1(e) or Section 4.1(f).

“Acceleration Notice” means a written notice given after the occurrence and continuation of an Event of Default to the Issuer by the Trustee at the instruction of the Noteholders of a majority of the Outstanding Principal Balance of the Notes, declaring all Outstanding principal of and accrued and unpaid interest on the Notes to be immediately due and payable.

“Accounts” means the Collection Account, the Reserve Account, the Wing Reserve Account, the Holding Account, any Capital Account and any other account established pursuant to Section 3.1.

“Act” has the meaning set forth in Section 1.4(a).

“Additional Interest” means, with respect to the Notes, interest accrued on the amount of any interest in respect of such Notes that is not paid when due at the Stated Rate of Interest of such Notes for each Interest Accrual Period until any such unpaid interest is paid in full, compounded quarterly on each Payment Date, to the fullest extent permitted by Applicable Law.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or manager of such Person. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power (a) to vote 10% or more of the Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors, managing members or general partners (as applicable) or (b) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Stock, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative to the foregoing.

“Agent Members” has the meaning set forth in Section 2.10(a).

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Applicants” has the meaning set forth in Section 6.16.

“Approved Holder List” has the meaning set forth in the Servicing Agreement.

“Asbaghi” means that certain individual named Hooman Asbaghi who is a party to the Wing Agreement.

“Authorized Agent” means, with respect to the Notes, any authorized Paying Agent, Calculation Agent or Registrar for such Notes.

“Available Collections Amount” means, as of any Payment Date, the sum of (a) the amount on deposit in the Collection Account as of the Calculation Date immediately preceding such Payment Date, (b) the amount of any investment income on amounts in the Accounts as of such Calculation Date, (c) the amount, if any, withdrawn from the Reserve Account or the Wing Reserve Account on such Payment Date pursuant to Section 3.4(b) or Section 3.7(a), and (d) any amounts received by the Trustee in the Collection Account pursuant to clause (ii) of the definition of Cumulative Net Payment Amount.

“Beneficial Holder” means any Person that holds a Beneficial Interest in any Global Note through an Agent Member.

“Beneficial Interest” means any beneficial interest in any Global Note, whether held directly by an Agent Member or held indirectly through an Agent Member’s beneficial interest in such Global Note.

“Bill of Sale” has the meaning set forth in the Purchase and Sale Agreement.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office is closed for business.

“Calculation Agent’ means U.S. Bank National Association and any successor appointed pursuant to Section 6.11.

“Calculation Date” means, for any Payment Date, the fifth Business Day immediately preceding such Payment Date.

“Calculation Report” has the meaning set forth in Section 3.5(f).

“Capital Account” has the meaning set forth in Section 3.1(a).

“Cash Purchase Price” has the meaning set forth in the Purchase and Sale Agreement.

“Clearstream” means Clearstream Banking, a French société anonyme.

“Closing Date” means the date of issuance of the Notes.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Granting Clause of this Indenture.

“Collection Account” has the meaning set forth in Section 3.1(a).

“Collections” means, without duplication, (a) Royalty Payments, (b) any investment income on amounts on deposit in the Accounts, (c) any amount withdrawn from the Reserve Account or the Wing Reserve Account pursuant to Section 3.4(b) or Section 3.7(a), (d) any other amounts received by the Issuer (other than the proceeds of any Notes and capital contributions from MedPro), and (e) any amounts received by the Trustee in the Collection Account pursuant to clause (ii) of the definition of Cumulative Net Payment Amount.

“Confidential Information” means any and all information provided by Greiner that is Confidential Information as defined in the Manufacturing Agreement.

“Confidential Parties” has the meaning set forth in Section 11.13.

“Confidentiality Agreement” means, with respect to Noteholders or Beneficial Holders at the Closing Date, a confidentiality agreement with the Issuer provided to the Registrar on or prior to the Closing Date (or such date of issuance), and otherwise means a resale confidentiality agreement with the Issuer substantially in the form of Exhibit B.

“Controlled Interest Affiliate” means, as to any Person, any other Person which directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Corporate Trust Office” means the office of the Trustee in the city at which at any particular time its corporate trust business shall be principally administered and, on the date hereof, shall be U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts  02110, Attention:  Corporate Trust Services (MedPro Investments.

“Cumulative Net Payment Amount” has the meaning set forth in Section 3.7(c).

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default, provided, that a failure to pay the Interest Amount on any Payment Date other than the Final Maturity Date does not constitute a Default to the extent that the Available Collections Amount was not sufficient to pay such Interest Payment on such Payment Date pursuant to Section 3.7 thereof; provided, further, that a failure to pay any such Interest Amount not so paid on any such Payment Date in full with Additional Interest thereon by the next succeeding Payment Date shall be an immediate Event of Default [unless such Interest Amount is less than or equal to the aggregate amount of Incremental Interest Payments paid on all preceding Payment Dates].

“Default Interest” means the sum of the Stated Rate of Interest plus 2% per annum.

“Definitive Notes” has the meaning set forth in Section 2.1(b).

“Direction” has the meaning set forth in Section 1.4(c).

“Distribution Report” has the meaning set forth in Section 2.13(a).

“Dollar” or the sign “$” means lawful money of the United States.

“DTC” means The Depository Trust Company, its nominees and their respective successors.

“Eligibility Requirements” has the meaning set forth in Section 2.3(b).

“Eligible Account’ means a trust account maintained on the books and records of an Eligible Institution in the name of the Trustee.

“Eligible Institution” means any bank organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank), which at all times has either (a) a long-term unsecured debt rating of at least A2 by Moody’s and A or better by Fitch and by S&P or (b) a certificate of deposit rating of at least P-1 by Moody’s, A-1 by S&P and F1 by Fitch.

“Eligible Investments” means, in each case, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

(a)           direct obligations of, and obligations fully Guaranteed as to timely payment of principal and interest by, the U.S. or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the U.S. (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds);

(b)           demand deposits, time deposits or certificates of deposit of the Operating Bank or of depositary institutions or trust companies organized under the laws of the U.S. or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds; provided, that, at the time of investment or contractual commitment to invest therein, the short-term debt rating of such depositary institution or trust company shall be at least F1 by Fitch, P-1 by Moody’s and A-1 by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody’s and A by Fitch and S&P;

(c)           corporate or municipal debt obligations (i) having remaining maturities of no more than 365 days or such lesser time as is required for the distribution of funds and having, at the time of the investment or contractual commitment to invest therein, a rating of at least F1 or A by Fitch, P-1 or A2 by Moody’s and A-1 or A by S&P or (ii) having maturities of more than 365 days and, at the time of the investment or contractual commitment to invest therein, a rating of at least A2 by Moody’s and A by Fitch and S&P;

(d)           investments in money market funds (including funds in respect of which the Trustee or any of its Affiliates is investment manager or otherwise) having a rating of at least A by Fitch and A2 by Moody’s; or

(e)           notes or bankers’ acceptances (having original maturities of no more than 365 days or such lesser time as is required for the distribution of funds) issued by any depositary institution or trust company referred to in clause (b) above;

provided, however, that no investment shall be made in any obligations of any depositary institution or trust company that is identified in a written notice to the Trustee from the Issuer or Servicer as having a contractual right to set off and apply any deposits held, and other indebtedness owing, by the Issuer to or for the credit or the account of such depositary institution or trust company, unless such contractual right by its terms expressly excludes all Eligible Investments.

“Encumbrance” means any mortgage, pledge, lien, charge, security interest or other encumbrance, including any conditional sale, any sale with recourse against the Issuer or any agreement to give any security interest.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“Event of Default” has the meaning set forth in Section 4.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Maturity Date” means October 30, 2016.

“Financial Asset” has the meaning ascribed to it in Section 8-102(a)(9) of the UCC.

“Fitch” means Fitch Inc., and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, “Fitch” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“GAAP” means generally accepted accounting principles in effect in the U.S. from time to time.

“Global Notes” means any Permanent Global Notes and Regulation S Global Notes.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Greiner” means Greiner Bio-One GmbH, a company organized under the laws of Austria.

“Greiner Payment” means any Visual Connections Payment paid by Greiner or Greiner’s payment of any other obligation of MedPro under the Manufacturing Agreement.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” when used as a verb has a corresponding meaning.

“Holder Agreement” means the Technology Agreement dated as of April 9, 2004 between MedPro and Visual Connections.

“Holding Account” has the meaning set forth in Section 3.1(a).

“Incremental Interest Payment” means, with respect to any Payment Date occurring on or prior to January 30, 2016, an amount equal to the result of (x) Collections (other than Collections described in clause (c) of the definition thereof) for the most recently complete calendar quarter preceding such Payment Date minus (y) the amounts required to be paid pursuant to clauses (i) through (viii) of Section 3.7(a) on such Payment Date; provided, that, in addition to the foregoing, the Incremental Interest Payment shall include amounts payable by the Issuer pursuant to Section 3.7(c).

“Incur” has the meaning set forth in Section 5.2(d).

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person as an account party in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 90 days after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising funds to acquire such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, (f) all monetary obligations of such Person with respect to any interest rate hedge, cap, floor, swap, option or other interest rate hedge agreement entered into after the Closing Date, (g) all Indebtedness (as defined in clauses (a) through (f) of this definition) of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (h) all Indebtedness (as defined in clauses (a) through (f) of this definition) of other Persons Guaranteed by such Person.

“Indenture” has the meaning set forth in the preamble hereof.

“Indenture Estate” has the meaning set forth in the Granting Clause of this Indenture.

“Independent Manager” means a Manager who is not at the time of such Person’s admission to the Issuer, who is not and who has not been at any time during the preceding five years:  (i) a director, manager, member, officer or employee of the Issuer (other than in the capacity of an Independent Manager) or any Affiliate of the Issuer; (ii) a person related to any director, manager, member, officer or employee of the Issuer (other than in the capacity of an Independent Manager) or any Affiliate of the Issuer; (iii) a holder (directly or indirectly) of any voting securities of the Issuer or any Affiliate of the Issuer; (iv) a person related to a holder (directly or indirectly) of any voting securities of the Issuer or any Affiliate of the Issuer; (v) a purchaser, customer or any other person who derives any of its revenues from interactions with the Issuer or any Affiliate of the Issuer or a family member of such purchaser, customer or other person; (vi) a trustee in bankruptcy or other insolvency proceedings for, or a reorganization of, MedPro or any Subsidiary or Affiliate of MedPro; or (vii) any member of the immediate family of a person described in clauses (i) through (vi).

“Institutional Accredited Investor” means a Person that is an accredited investor as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Accrual Period” means the period beginning on (and including) the Closing Date and ending on (but excluding) the first Payment Date thereafter and each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided, however, that the final Interest Accrual Period shall end on but exclude the Final Maturity Date.

“Interest Amount” means, with respect to the Notes, on any Payment Date, the amount of accrued and unpaid interest at the Stated Rate of Interest with respect to the Notes on such Payment Date (including any Additional Interest, if any), determined in accordance with the terms thereof.

“Issuer” has the meaning set forth in the preamble of this Indenture.

“Issuer Marketing Payment” means, for any Payment Date, an amount equal to $[*] as expressly set forth in Section 2.1 of the Manufacturing Agreement, provided, that if such amount is a negative amount, then the Issuer Marketing Payment for such Payment Date shall be zero.

“Issuer’s Allocation” means, as of any Payment Date, the result of 100% minus the Noteholders’ Allocation as of such Payment Date.

“Issuer’s Holding Account Funds” has the meaning set forth in Section 3.6.

“Judgment Currency” has the meaning set forth in Section 11.9(d).

“Liquidated Damages” means a payment required to be made by MedPro to Greiner pursuant to Section 1.4(f) of the Manufacturing Agreement, as such section may be amended, supplemented or otherwise modified from time to time.

“LLC Operating Agreement” means the limited liability company operating agreement of the Issuer, dated as of September 1, 2010.

“Loss” means any loss, cost, charge, expense, interest, fee, payment, demand, liability, claim, action, proceeding, penalty, fine, damages, judgment, order or other sanction, other than Taxes.

“Manager” means a member of the Board of Managers of the Issuer.

“Manager Resolution” means a resolution certified by a Responsible Officer of the Issuer as having been duly adopted by the Board of Managers of the Issuer and being in full force and effect on the date of such certification.

“Manufacturing Agreement” means the Medical Supply Manufacturing Agreement dated as of July 14, 2010 between MedPro and Greiner, and any successor agreement therefor and any other agreement replacing such agreement in whole or in part.

“Marketing Payment” means a payment required to be made by MedPro to Greiner pursuant to Section 2.4 of the Manufacturing Agreement, as such section may be amended, supplemented or otherwise modified from time to time.

“Material Adverse Effect” has the meaning set forth in the Purchase and Sale Agreement.

“MedPro” means MedPro Safety Products, Inc., a Nevada corporation.

“MedPro Guarantee” means that certain Continuing Unconditional Guarantee, dated as of September 1, 2010, made by MedPro in favor of the Trustee for the benefit of the holders of the Notes.

“Member” means a member of the Issuer.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto or, if such corporation or its successor shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“Non-U.S. Person” means a person who is not a U.S. person within the meaning of Regulation S.

“Noteholder” means any Person in whose name a Note is registered from time to time in the Register for such Note.

“Noteholders’ Allocation” means, as of any Payment Date, a fraction, expressed as a percentage, the numerator of which is the original principal amount of all Notes issued by the Issuer as of such Payment Date and the denominator of which is $30,000,000.

“Note Purchase Agreement” means each note purchase agreement among the Issuer, MedPro and each initial purchaser of Notes party to such agreement.

“Note Purchasers” has the meaning set forth in each Note Purchase Agreement.

“Notes” means the MedPro Investments Senior Secured 14% Notes due 2016 of the Issuer in the initial Outstanding Principal Balance of up to U.S. $30,000,000, substantially in the form of Exhibit A, whether issued on the Closing Date or thereafter in accordance with Section 2.15.

“Notices” has the meaning set forth in Section 11.5.

“Officer’s Certificate” means a certificate signed by, with respect to the Issuer, a Responsible Officer of the Issuer and, with respect to any other Person, any officer, director, manager, trustee or equivalent representative of such Person.

“Operating Bank” means U.S. Bank National Association or any other Eligible Institution at which the Accounts are held, provided, that (a) upon the resignation or removal and the replacement of the Trustee pursuant to the terms of this Indenture, the successor trustee appointed thereunder shall be the Operating Bank, and (b) if at any time the Operating Bank ceases to be an Eligible Institution, a successor shall be appointed by Servicer on behalf of the Trustee and all Accounts shall thereafter be transferred to and be maintained at such successor in the name of the Trustee and such successor shall thereafter be the “Operating Bank”.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Issuer or MedPro, that meets the requirements of Section 1.3.

“Other Expenses” means any fees, costs or expenses of the Issuer, including the fees, expenses and indemnities of the Service Providers (provided that, with respect to Servicer, such expenses shall only be reasonable out-of-pocket expenses), the fees and out-of-pocket expenses of counsel to the Issuer incurred in connection with the transactions contemplated by the Transaction Documents, and any payments under indemnity obligations of the Issuer to any Person other than MedPro if any; provided, however, that, except as expressly provided herein, Other Expenses shall not include the Servicing Fee, any Transaction Expenses, any Trustee Expenses, any amounts payable on the Notes, or any other amounts ranking pari passu with or junior to interest payable on the Notes in the priority of payments set forth under Section 3.7.

“Outstanding” means (a) with respect to the Notes at any time, all Notes theretofore authenticated and delivered by the Trustee except (i) any such Notes cancelled by, or delivered for cancellation to, the Trustee, (ii) any such Notes, or portions thereof, for the payment of principal of and accrued and unpaid interest on which moneys have been distributed to Noteholders by the Trustee, and (iii) any such Notes in exchange or substitution for which other Notes, as the case may be, have been authenticated and delivered, or which have been paid pursuant to the terms of this Indenture (unless proof satisfactory to the Trustee is presented that any of such Notes is held by a Person in whose hands such Note is a legal, valid and binding obligation of the Issuer), and (b) when used with respect to any other evidence of Indebtedness, at any time, any principal amount thereof then unpaid and outstanding (whether or not due or payable).

“Outstanding Principal Balance” means, with respect to any Note or other evidence of Indebtedness Outstanding, the total principal amount of such Note or other evidence of Indebtedness unpaid and Outstanding at any time, as determined in the case of the Notes in the information to be provided to Servicer and the Trustee by the Calculation Agent pursuant to Section 3.5(g).

“Paying Agent” has the meaning set forth in Section 2.3(a).

“Payment Date” means each January 30, April 30, July 30 and October 30, commencing on October 30, 2010; provided, that, if any such date would otherwise fall on a day that is not a Business Day, the Payment Date falling on such date shall be the first following day that is a Business Day; provided; further; that if any such following Business Day would occur in the next succeeding month, then the Payment Date shall be the first Business Day preceding such date.

“Permanent Global Note” has the meaning set forth in Section 2.1(b).

“Permanent Regulation S Global Note” has the meaning set forth in Section 2.1(b).

“Permitted Encumbrance” means (a) any lien for Taxes, assessments and governmental charges or levies not yet due and payable or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of the relevant Person and (b) any lien created in favor of the Issuer or the Trustee.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies.

“Plan” means any employee benefit plan (within the meaning of Section 3(3) of ERISA) or other plan or arrangement, whether or not subject to ERISA, that is maintained, or to which contributions are required to be made by the Issuer, MedPro or any ERISA Affiliate or with respect to which the Issuer, MedPro or any ERISA Affiliate may have any liability.

“Pledge and Security Agreement” means that certain pledge and security agreement, dated as of September 1, 2010, made by MedPro to the Trustee.

“Pledged Equity” has the meaning set forth in the Pledge and Security Agreement.

“Principal Documents” means the Manufacturing Agreement, the Visual Connections Agreements and any successor agreement for any of the foregoing and any other agreement replacing any such agreement in whole or in part.

“Private Placement Legend” has the meaning set forth in Section 2.2.

“Private Placement Memorandum” means the private placement memorandum of the Issuer for the Notes dated August 31, 2010.

“Proceeds” shall have the meaning assigned to such term under the UCC and, in any event, shall include (a) any and all proceeds of any guarantee, insurance or indemnity payable from time to time with respect to any of the applicable collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the applicable collateral by any Governmental Authority (or any Person acting under color of Governmental Authority) and (c) any and all other amounts from time to time paid or payable with respect to or in connection with any of the applicable collateral.

“Product” has the meaning set forth in the Purchase and Sale Agreement.

“Purchase and Sale Agreement” means the purchase and sale agreement dated as of September 1, 2010 between the Issuer and MedPro.

“Purchase Price” has the meaning set forth in the applicable Note Purchase Agreement.

“QIB” means a qualified institutional buyer within the meaning of Rule 144A.

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Record Date” means, with respect to each Payment Date, the close of business on the fifteenth day preceding such Payment Date and, with respect to the date on which any Direction is to be given by the Noteholders, the close of business on the last Business Day prior to the solicitation of such Direction.

“Reference Date” means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the Payment Date on which such Interest Accrual Period commences; provided, however, that the Reference Date with respect to the initial Interest Accrual Period means the date that is two Business Days before the Closing Date.

“Register” has the meaning set forth in Section 2.3(a).

“Registrar” has the meaning set forth in Section 2.3(a).

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.1(b).

“Regulation S Global Note Exchange Date” means the date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be 40 days after the Closing Date.

“Relevant Information” means any information provided to the Trustee or the Calculation Agent in writing by any Service Provider retained from time to time by the Issuer pursuant to the Transaction Documents.

“Reserve Account” has the meaning set forth in Section 3.1(a).

“Reserve Account Balance” means the amount of funds available in the Reserve Account.

“Reserve Cash Interest Payment” means, with respect to any Payment Date, the amount to be withdrawn from the Reserve Account on such Payment Date pursuant to Section 3.7 on account of a Shortfall on such Payment Date.

“Responsible Officer” means (a) with respect to the Trustee, any officer within the Corporate Trust Office, including any principal, vice president, managing director, director, manager, associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject, (b) with respect to the Issuer, Person designated by the Board of Managers of the Issuer as a “Responsible Officer” for purposes of this Indenture and the other Transaction Documents and (c) with respect to MedPro, a president, vice president, chief executive officer, chief financial officer or a person designated by the board of directors as a “Responsible Officer” of MedPro, for purposes of this Indenture and the other Transaction Documents.

“Royalty Payments” has the meaning set forth in the Purchase and Sale Agreement.

“Royalty Rights” has the meaning set forth in the Purchase and Sale Agreement.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto or, if such division or its successor shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized statistical rating organization (within the meaning ascribed thereto by the Exchange Act) designated by the Issuer.

“Sale Price” has the meaning set forth in Section 2.2(b) of the Purchase and Sale Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Obligations” has the meaning set forth in the Granting Clause.

“Secured Party” has the meaning set forth in the Pledge and Security Agreement.

“Securities Account” has the meaning set forth in Section 3.1(h).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning set forth in Section 3.1(h).

“Security Interest” means the security interest granted or expressed to be granted in the Collateral pursuant to the Granting Clause and in the Pledged Equity pursuant to the Pledge and Security Agreement.

“Service Providers” means Servicer, the Trustee, the Independent Manager, the Calculation Agent, the Paying Agent, the Registrar, the Operating Bank and any Person that becomes Servicer, the Trustee, the Independent Manager, the Calculation Agent, the Paying Agent, the Registrar or the Operating Bank in accordance with the terms of the applicable agreement and, subject to the written approval of Noteholders of a majority of the Outstanding Principal Balance of the Notes, any other Person designated as a Service Provider by the Issuer.

“Servicer” has the meaning set forth in the Servicing Agreement.

“Servicer Information” means, with respect to any Calculation Date, the written information provided by Servicer under Section 4.1(c)(i), (v) and (vi) of the Servicing Agreement with respect to such Calculation Date.

“Servicer Termination Event” has the meaning set forth in the Servicing Agreement.

“Servicing Agreement” means the servicing agreement between the Issuer and MedPro, dated as of September 1, 2010.

“Servicing Fee” has the meaning set forth in the Servicing Agreement.

“Shortfall” has the meaning set forth in Section 3.5(e)(i).

“Stated Rate of Interest” means, with respect to the Notes for any Interest Accrual Period, 14% per annum, plus, if (i) the Issuer or the Trustee makes a Visual Connections Payment or a Greiner Payment, (ii) a Royalty Payment is reduced by all or a portion of a Marketing Payment, Liquidated Damages or any other amount, or (iii) Greiner makes a Greiner Payment, the Stated Rate of Interest shall be increased by seventy-five hundredths of a percent (0.75%) until such time as MedPro has reimbursed the Issuer the full amount of any such Visual Connections Payment, Liquidated Damages, other amount or Greiner Payment, as the case may be, and such amount has been deposited in the Collection Account for application as a Collection and as an Available Collection Amount in accordance with Section 3.7.

“Stock” means all shares of capital stock, all beneficial interests in trusts, all membership interests in limited liability companies, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or interests.

“Subsidiary” means, as to any Person, another Person of which shares of Stock having ordinary voting power (other than Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such other Person are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Supplemental Confidentiality Agreement” means a confidentiality agreement provided to the Registrar substantially in the form of Exhibit J.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs incurred or imposed with respect thereto) imposed or otherwise assessed by the U.S. or by any state, local or foreign government (or any subdivision or agency thereof) or other taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation or net worth and similar charges and taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs and similar charges.

“Temporary Regulation S Global Note” has the meaning set forth in Section 2.1(b).

“Transaction Documents” means this Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the MedPro Guarantee,  the Pledge and Security Agreement, the Note Purchase Agreements and all documents and agreements entered into and/or delivered in connection with the forgoing.

“Transaction Expenses” means the out-of-pocket expenses payable by the Issuer in connection with the issuance of the Notes (including any Notes issued after the date of issuance of the initial Notes), including placement fees, any initial fees payable to Service Providers and the fees and expenses of Blank Rome LLP and the Noteholders in connection with the offering and issuance of the Notes, specified for payment by the Issuer pursuant to Section 3.3(a).

“Trust Indenture Act’ means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee” has the meaning set forth in the preamble of this Indenture.

“Trustee Expenses” means any fees, costs, expenses and indemnities payable to the Trustee, the Registrar, the Paying Agent, the Calculation Agent and the Operating Bank and the fees and out-of-pocket expenses of counsel to any of the foregoing, in each case, incurred in connection with the transactions contemplated by the Transaction Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, that, if, with respect to any financing statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection of the liens granted to the Trustee pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“U.S.” means the United States of America.

“U.S. Treasury” means the U.S. Department of the Treasury.

“Visual Connections” means Visual Connections, Inc.

“Visual Connections Payment” means amounts paid by the Issuer or the Trustee to Visual Connections, Asbaghi or any successor of either thereof on behalf of MedPro with respect to MedPro’s obligation to make a royalty payment under the Visual Connections Agreements; provided, that, any such Visual Connections Payment shall be reduced by all offsets, counterclaims and reductions of every nature that may be made by MedPro, including under any provision of any Visual Connections Agreement.

“Wing Agreement” means the Technology Acquisition Agreement dated as of June 16, 2008 among MedPro, Visual Connections and Asbaghi.

“Wing Reserve Account” has the meaning set forth in Section 3.1(a).

“Wing Reserve Account Balance” means the amount of funds available in the Wing Reserve Account.

“Wing Reserve Payment” means, with respect to any Payment Date, the amount to be withdrawn from the Wing Reserve Account on such Payment Date pursuant to Section 3.7.

Section 1.2                                Rules of Construction.  Unless the context otherwise requires:

(a)           A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)           The terms “herein”, “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

(c)           Unless otherwise indicated in context, all references to Articles, Sections or Exhibits refer to an Article or Section of, or an Exhibit to, this Indenture.

(d)           Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e)           The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)           References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, restated, supplemented or otherwise modified in accordance with the provisions of this Indenture, and the provisions of this Indenture apply to successive events and transactions.

(g)            References in this Indenture to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor.

(h)           References in this Indenture to the Notes include the terms and conditions in this Indenture applicable to the Notes, and any reference to any amount of money due or payable by reference to the Notes shall include any sum covenanted to be paid by the Issuer under this Indenture in respect of the Notes.

(i)           References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

(j)           Where any payment is to be made, any funds are to be applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Transaction Document otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the next succeeding Business Day, and payments shall be adjusted accordingly, including interest unless otherwise specified; provided, however, that no interest shall accrue in respect of any payments made on that next succeeding Business Day.

Section 1.3                                Compliance Certificates and Opinions.  Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that, in the opinion of the signers thereof in their capacity as such, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 5.3) or any indenture supplemental hereto shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions in this Indenture relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual in his or her capacity as such, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4                                Acts of Noteholders.

(a)           Any direction, consent, waiver or other action provided by this Indenture in respect of the Notes to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose under this Indenture and conclusive in favor of the Trustee or the Issuer, if made in the manner provided in this Section 1.4(a).

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to him or her the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer and, where such execution is by an officer of a corporation or association, trustee of a trust or member of a partnership, on behalf of such corporation, association, trust or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner that the Trustee deems sufficient.

(c)           In determining whether the Noteholders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a “Direction”) under this Indenture, Notes owned by the Issuer, MedPro or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Trustee shall be protected in relying upon any such Direction, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, (i) if any such Person owns 100% of the Notes Outstanding, such Notes shall not be so disregarded as aforesaid, and (ii) if any amount of Notes so owned by any such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, MedPro or an Affiliate of any such Person.

(d)           The Issuer may, at its option, by delivery of Officer’s Certificate(s) to the Trustee, set a record date other than the Record Date to determine the Noteholders in respect of the Notes entitled to give any Direction in respect of such Notes, and the Trustee may do so when acting in accordance with Section 6.2. Such record date shall be the record date specified in such Officer’s Certificate or set by the Trustee when acting in accordance with Section 6.2, which shall be a date not more than 30 days prior to the first solicitation of Noteholders in connection therewith. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders at the close of business on such record date shall be deemed to be Noteholders for the purposes of determining whether Noteholders of the requisite proportion of Outstanding Notes have authorized, agreed or consented to such Direction, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than one year after the record date.

(e)           Any Direction or other action by the Noteholder of any Note shall bind the Noteholder of every Note issued upon the transfer thereof, in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note, and any Direction or other action by the Beneficial Holder of any Beneficial Interest in any Note shall bind any transferee of such Beneficial Interest.

ARTICLE II

THE NOTES

Section 2.1                                Amount Not to Exceed the Initial Outstanding Principal Balance; Terms; Form; Execution and Delivery.

(a)           The Outstanding Principal Balance of Notes which may be authenticated and delivered from time to time under this Indenture shall not exceed, with respect to the Notes, the initial Outstanding Principal Balance for the Notes set forth in the definition thereof plus the aggregate amount of Additional Interest that has been added to the principal balance of the Notes in accordance with this Indenture.

(b)           There shall be issued, authenticated and delivered on the Closing Date and to each of the Noteholders Notes in the principal amounts and maturities and bearing the interest rates, in each case in registered form and, in the case of the Notes, substantially in the form set forth in Exhibit A, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements typewritten, printed, lithographed or engraved thereon, as may, consistently herewith, be prescribed by the Trustee. The Trustee shall authenticate Notes and make Notes available for delivery only upon the written order of the Issuer signed by a Responsible Officer of the Issuer. Such order shall specify the aggregate principal amount of Notes to be authenticated, the date of issue, whether they are to be issued as Global Notes or Definitive Notes and delivery instructions.

Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, as determined by the Trustee.

Any Notes offered and sold in reliance on Rule 144A or to Institutional Accredited Investors shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Permanent Global Note”), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Permanent Global Note may from time to time be increased or decreased by adjustments made on the books and records of the Registrar, as hereinafter provided.

Any Notes offered and sold to institutions in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Temporary Regulation S Global Note”), registered in the name of the nominee of DTC, deposited with the Trustee, as custodian for DTC, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Trustee and the Issuer of a certificate substantially in the form of Exhibit E, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear or Clearstream, as the case may be, certifying that it has received certification of non-U.S. beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to any Notes to be exchanged, one or more permanent Global Notes for such Notes in registered form substantially in the form set forth in the applicable Exhibit to this Indenture or in any indenture supplemental hereto (each, a “Permanent Regulation S Global Note” and, together with each Temporary Regulation S Global Note, the “Regulation S Global Notes”) duly executed by the Issuer and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for DTC, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Note in an amount equal to the principal amount of such Temporary Regulation S Global Note exchanged. Until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, Beneficial Interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream. A Permanent Regulation S Global Note shall not bear the Private Placement Legend.

Notes, if so provided herein or in any indenture supplemental hereto, shall be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in the applicable Exhibit to this Indenture (collectively with any definitive, fully registered Notes issued pursuant to Section 2.10(b), the “Definitive Notes”).

(c)           Interest at the Stated Rate of Interest or, after the occurrence and during the continuance of a Default or an Event of Default at the Default Rate shall accrue on the Notes from the Closing Date and shall be computed for each Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months on the Outstanding Principal Balance of such Notes.  If any interest payment is not made when due on a Payment Date, the unpaid portion of such interest payment will accrue interest at the rate then applicable to the Notes; compounded quarterly, until paid in full.

(d)           The Notes shall be executed on behalf of the Issuer by the manual or facsimile signature of the Manager.

(e)           Each Note bearing the manual or facsimile signature of any individual who was at the time such Note was executed the Manager shall bind the Issuer, notwithstanding that any such individual has ceased to hold such office prior to the authentication and delivery of such Notes or any payment thereon.

(f)           At any time and from time to time after the execution of any Notes, the Issuer may deliver such Notes to the Trustee for authentication and, subject to the provisions of Section 2.1(g), the Trustee shall authenticate such Notes by manual signature upon receipt by it of a written order of the Issuer. The Notes shall be authenticated on behalf of the Trustee by any Responsible Officer of the Trustee.

(g)           No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been executed on behalf of the Issuer as provided in Section 2.1(d) and authenticated by or on behalf of the Trustee as provided in Section 2.1(f). Such signatures shall be conclusive evidence that such Note has been duly executed and authenticated under this Indenture. Each Note shall be dated the date of its authentication.

(h)           Without the consent of Noteholders of 100% of the Outstanding Principal Balance of the Notes, the Issuer shall not be permitted to optionally redeem, repurchase, defease, acquire, retire, refinance or otherwise pay or repay the Notes prior to the Final Maturity Date.

Section 2.2                                Restrictive Legends.  Except as otherwise provided in this Indenture, each Permanent Global Note, each Temporary Regulation S Global Note and each Definitive Note issued in reliance on Section 4(2) of the Securities Act (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof (the “Private Placement Legend”):

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED. NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED,  TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS. EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE OR (C) IT IS AN INSTITUTION THAT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE THAT THE NOTE MAY BE FREELY TRADEABLE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER WITHOUT REGARD TO MANNER OF SALE OR VOLUME LIMITATIONS (OR ANY PREDECESSOR OF THIS NOTE) OR REGULATION S AND (Y) SUCH LATER DATE, IF ANY,  AS MAY BE REQUIRED BY APPLICABLE LAW (THE “RESALE RESTRICTION TERMINATION DATE”) OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING THIS NOTE OR AN INTEREST HEREIN, AS THE CASE MAY BE, FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) TO AN INSTITUTION OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED, THAT THE ISSUER AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (2)(C), (D) OR (E) OF THIS PARAGRAPH TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM TO THE EFFECT THAT THE RELEVANT FOREGOING CONDITIONS ARE MET. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE NOTEHOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

Each Note shall also bear the following legend on the face thereof:

BY ITS PURCHASE AND ACCEPTANCE OF THIS NOTE, EACH PURCHASER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE THIS NOTE OR (II) TO THE EXTENT THAT PLAN ASSETS ARE USED TO PURCHASE THIS NOTE (W) ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS APPLIES SUCH THAT THE USE OF SUCH PLAN ASSETS TO PURCHASE AND HOLD THIS NOTE WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION, (X) SUCH ASSETS ARE NOT  CONSIDERED PLAN ASSETS, (Y) SUCH ASSETS ARE ASSETS OF A GOVERNMENTAL PLAN OR ANOTHER PLAN THAT IS EXEMPT FROM THE COVERAGE OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR (Z) SUCH ASSETS ARE ASSETS OF ONE OR MORE EMPLOYEE BENEFIT PLANS, EACH OF WHICH HAS BEEN IDENTIFIED TO THE ISSUER AND MEDPRO SAFETY PRODUCTS, INC. (“MEDPRO”) IN WRITING. “PLAN” MEANS ANY “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF ERISA OR ANY “PLAN” SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.  “PLAN ASSET” IS USED AS DEFINED IN SECTION 3(42) OF ERISA AND THE REGULATIONS PROMULGATED UNDER ERISA.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON WHO ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES THAT IT SHALL CAUSE ANY PROPOSED TRANSFEREE TO EXECUTE A RESALE CONFIDENTIALITY AGREEMENT IN THE FORM ATTACHED AS EXHIBIT B TO SUCH INDENTURE AND DELIVER SUCH RESALE CONFIDENTIALITY AGREEMENT TO THE REGISTRAR (AS DEFINED IN SUCH INDENTURE) AND FURTHER AGREES TO OTHERWISE COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, INCLUDING SECTION 2.11 THEREOF.

THIS NOTE MAY NOT BE SOLD OR TRANSFERRED TO ANY PERSON THAT IS ENGAGED IN THE BUSINESS OF DEVELOPING, MANUFACTURING OR MARKETING BIOTECHNOLOGY, DIAGNOSTICS, PHARMACEUTICAL, MEDICINE, AND IN VITRO DIAGNOSTICS PRODUCTS OR TO A CONTROLLED INTEREST AFFILIATE (AS DEFINED IN THE INDENTURE REFERRED TO HEREINAFTER) OF ANY SUCH PERSON ENGAGED IN ANY SUCH BUSINESS.

Each Global Note shall also bear the following legend on the face thereof:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.11 OF THE INDENTURE REFERRED TO HEREINAFTER.

Each Temporary Regulation S Global Note shall also bear the following legend on the face thereof:

THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.

Section 2.3                                Registrar and Paying Agent.

(a)           There shall at all times be maintained an office or agency in the location set forth in Section 11.5 where the Notes may be presented or surrendered for registration of transfer or for exchange (including any additional registrar, each, a “Registrar”) and for payment thereof (including any additional paying agent, each, a “Paying Agent”) and where notices and demands to or upon the Issuer in respect of such Notes may be served. The Trustee shall be the initial Paying Agent and Registrar, and the Issuer shall not be permitted to act as a Paying Agent or a Registrar. The Issuer shall cause each Registrar, acting for this purpose on the Issuer’s behalf, to keep a register of the Notes for which it is acting as Registrar, of any payment of principal or stated interest on the Notes, and of their transfer and exchange (the “Register”). Written notice of the location of each such other office or agency and of any change of location thereof shall be given by the Trustee to the Issuer and the Noteholders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office.

(b)           Each Authorized Agent in the location set forth in Section 11.5 shall be a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least U.S. $75,000,000 or having a combined capital and surplus in excess of U.S. $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally Guaranteed by a bank, trust company or corporation organized and doing business under the laws of the U.S., any state or territory thereof or of the District of Columbia and having a combined capital and surplus of at least U.S. $75,000,000 and shall be authorized under the laws of the U.S., any state or territory thereof or the District of Columbia to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the “Eligibility Requirements”). Each Registrar other than the Trustee shall furnish to the Trustee, at least five Business Days prior to each Payment Date, and at such other times as the Trustee may request in writing, a copy of the Register maintained by such Registrar.

(c)           Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of any Authorized Agent (including the administration of the fiduciary relationship contemplated by this Indenture), shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section 2.3, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

(d)           Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Issuer may, and at the request of the Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section 2.3 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 2.3. The Issuer shall give written notice of any such appointment made by it to the Trustee, and in each case the Trustee shall mail notice of such appointment to all Noteholders as their names and addresses appear on the Register.

(e)           The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

Section 2.4                                Paying Agent to Hold Money in Trust.  The Trustee shall require each Paying Agent other than the Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Noteholders entitled to such payment, subject to the provisions of this Section 2.4. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Noteholders with respect to which such money was deposited.

The Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Section 2.5                                Method of Payment.

(a)           On each Payment Date, the Trustee shall, or shall instruct a Paying Agent to, pay, to the extent of the Available Collections Amount for such Payment Date and any funds withdrawn from the Capital Account, the Reserve Account or the Wing Reserve Account by the Trustee pursuant to Section 3.7(a), to the Noteholders all interest and principal on each Note in the amounts determined by the Calculation Agent pursuant to Section 3.5; provided, that payment on a Temporary Regulation S Global Note shall be made to the Noteholder thereof only in conformity with Section 2.5(c). Each payment on any Payment Date other than the final payment with respect to the Notes shall be made by the Trustee or Paying Agent to the Noteholders as of the Record Date for such Payment Date. The final payment with respect to the Notes, however, shall be made only upon presentation and surrender of such Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent.

(b)           At such time, if any, as the Notes are issued in the form of Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York, New York; provided, that the final payment for the Notes shall be made only upon presentation and surrender of the Definitive Notes by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC.

(c)           The beneficial owner of a Temporary Regulation S Global Note may arrange to receive payments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification substantially in the form of Exhibit F and upon delivery by Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit G. No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner’s interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

(d)           If the Interest Amount due on the Notes is not paid in full on any Payment Date, notwithstanding anything to the contrary in this Indenture, the Trustee, at the written direction of the Issuer and upon no less than 10 days prior written notice to the Noteholders, shall pay such Interest Amount (or portion thereof), together with Additional Interest on any portion of the Interest Amount not paid on the immediately preceding Payment Date, to the Noteholders out of available funds in the Collection Account at any time after such immediately preceding Payment Date but prior to the immediately succeeding Payment Date; provided, that all Trustee Expenses, the Visual Connections Payments, if any, the Greiner Payments, if any, Other Expenses (subject to the limitation set forth in Section 3.7(a)(iii)) and the Servicing Fee, in each case,  with respect to such preceding Payment Date contemplated by Section 3.7(a)(i), Section 3.7(a)(ii), Section 3.7(a)(iii) and Section 3.7(a)(iv), respectively, shall have been paid. Any such payment shall be made to the Noteholders as of the Record Date for the immediately preceding Payment Date.

Section 2.6                                Minimum Denominations.  The Notes shall be issued in minimum denominations of U.S. $250,000 and integral multiples of U.S. $1,000 in excess thereof.

Section 2.7                                Transfer and Exchange; Cancellation.  The Notes are issuable only in registered form. A Noteholder or a Beneficial Holder may transfer a Note or a Beneficial Interest therein only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture, including the requirement for the execution and delivery of a Confidentiality Agreement by such proposed transferee to the Registrar relating to such transfer as set forth in Section 2.11(j). No such transfer shall be effected until, and such proposed transferee shall succeed to the rights of a Noteholder or a Beneficial Holder only upon, final acceptance and registration of the transfer by the Registrar and confirmation by the Registrar pursuant to Section 2.11(j) that such Noteholder or such Beneficial Holder has executed and delivered an appropriate Confidentiality Agreement to the Registrar.

Prior to the due presentment for registration of transfer of a Note and satisfaction of the requirements specified in the last sentence of the preceding paragraph, the Issuer and the Trustee may deem and treat the applicable registered Noteholder as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary. The Registrar (if different from the Trustee) shall promptly notify the Trustee in writing and the Trustee shall promptly notify the Issuer of each request for a registration of transfer of a Note by furnishing the Issuer a copy of such request.

Furthermore, any Noteholder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.10(b) and Section 2.11, transfers of Beneficial Interests in such Global Note may be effected only through a book-entry system maintained by the Noteholder of such Global Note (or its agent) and that ownership of a Beneficial Interest in such Global Note shall be required to be reflected in a book-entry system. When Notes are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder). To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. Except as set forth in Section 2.8 and Section 2.9, no service charge shall be made for any registration of transfer or exchange or redemption of the Notes.

The Registrar shall not be required to exchange or register the transfer of any Notes as above provided during the 15-day period preceding the Final Maturity Date of any such Notes.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Trustee and no one else shall cancel and destroy in accordance with its customary practices in effect from time to time (subject to the record retention requirements of the Exchange Act) any such Notes, together with any other Notes surrendered to it for registration of transfer, exchange or payment. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

Section 2.8                                Mutilated, Destroyed, Lost or Stolen Notes.  If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Noteholder thereof and presentation of the Note or satisfactory evidence of destruction, loss or theft thereof to the Trustee or Registrar and a confirmation by the Registrar to the Trustee that such Noteholder (or Beneficial Holder of the Beneficial Interest therein) has executed and delivered to the Registrar a Confidentiality Agreement, issue, and the Trustee shall authenticate and the Trustee or Registrar shall deliver in exchange therefor or in replacement thereof, a new Note, payable to such Noteholder in the same principal amount, of the same maturity, with the same payment schedule, bearing the same interest rate and dated the date of its authentication. If the Note being replaced has become mutilated, such Note shall be surrendered to the Trustee or the Registrar and forwarded to the Issuer by the Trustee or such Registrar. If the Note being replaced has been destroyed, lost or stolen, the Noteholder thereof shall furnish to the Issuer, the Trustee and the Registrar (a) such security or indemnity as may be required by the Issuer, the Trustee and the Registrar to save each of them harmless (an unsecured indemnity from any QIB being satisfactory security or indemnity) and (b) evidence satisfactory to the Issuer, the Trustee and the Registrar of the destruction, loss or theft of such Note and of the ownership thereof (an affidavit from any QIB being satisfactory evidence). The Noteholders will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Trustee and the Registrar) connected therewith.

Section 2.9                                Payments of Transfer Taxes.  Upon the transfer of any Note or Notes pursuant to Section 2.7, the Issuer or the Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Issuer or the Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.10                                Book-Entry Provisions.

(a)           Global Notes shall (i) be registered in the name of DTC or a nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) except as set forth therein or in this Indenture, bear the Private Placement Legend.

Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, or under such Global Note, and DTC may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever.

Whenever notice or other communication to the Noteholders of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.10(b), the Trustee shall give all such notices and communications specified herein to be given to Noteholders to DTC and/or the Agent Members, and shall make available additional copies as requested by such Agent Members, subject to the limitations on distribution contained in Section 2.13.

Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Noteholder under any Global Note. Neither the Issuer nor the Trustee shall be liable for any delay by DTC in identifying the Agent Members in respect of the Global Notes, and the Issuer and the Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

(b)           Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC, its successors or their respective nominees. Interests of Agent Members in a Global Note may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 2.11. Except as set forth in Section 2.11(a), Definitive Notes shall be issued to the individual Agent Members or Beneficial Holders or their nominees in exchange for their Beneficial Interests in a Global Note only if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depositary with respect to such Notes and the Trustee or the Issuer is unable to appoint a qualified successor within 90 days of such notice, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC or (iii) during the occurrence of an Event of Default, Noteholders of a majority of the Outstanding Principal Balance of Notes advise the Issuer, the Trustee and DTC through the Agent Members in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Noteholders. Upon the occurrence of any event described in the immediately preceding sentence, the Trustee shall notify all affected Noteholders, through DTC, of the occurrence of such event and of the availability of Definitive Notes; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by the Issuer of any certificates determined by it to be required pursuant to Rule 903 or 904 under the Securities Act. Upon surrender to the Trustee of the Global Notes held by DTC, accompanied by registration instructions from DTC for registration of Definitive Notes, the Issuer shall issue and the Trustee shall authenticate and deliver the Definitive Notes to the Agent Members and Beneficial Holders or their nominees in accordance with the instructions of DTC.

None of the Issuer, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes, the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder. Neither the Issuer nor the Trustee shall be liable if the Trustee or the Issuer is unable to locate a qualified successor to DTC.

Definitive Notes will be freely transferable and exchangeable at the office of the Trustee or the office of the Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the applicable Registrar.

(c)           Any Beneficial Interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to Beneficial Interests in such other Global Note for as long as it remains such an interest.

(d)           Any Definitive Note delivered in exchange for an interest in a Permanent Global Note pursuant to Section 2.10(b) shall, except as otherwise provided by Section 2.11(f), bear the Private Placement Legend applicable to a Permanent Global Note.

(e)           Upon the request of Servicer or a Noteholder(s) owning more than 10% of the Outstanding Principal Balance of the Notes from time to time, the Trustee shall request DTC to provide a list of the Agent Members holding Beneficial Interests in the Notes on a particular Record Date and shall provide such list to Servicer or such Noteholder(s), as the case may be. Any cost involved in obtaining such list shall be included in Trustee Expenses to be reimbursed in accordance with Section 3.7(a).  Not later than five Business Days prior to each Payment Date or any other date on which a Distribution Report is to be distributed pursuant to Section 2.13(a) to Agent Members and Beneficial Holders, Servicer shall provide a list to the Trustee of the Agent Members, Beneficial Holders and Noteholders (other than DTC or its nominee or any other depositary) that have provided Confidentiality Agreements to the Issuer, Trustee or Registrar, and the Trustee shall distribute such reports only to the Agent Members, Beneficial Holders and Noteholders named on such list.

Section 2.11                                Special Transfer Provisions.

(a)           The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a Permanent Global Note or a Definitive Note to any Institutional Accredited Investor that is not a QIB (excluding Non-U.S. Persons):

(i)           The Registrar shall register the transfer of any Definitive Note if the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit I (such certificate also to be delivered to the Issuer), (B) an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act and (C) a Confidentiality Agreement duly executed by such transferee.

(ii)           If the proposed transferor is an Agent Member holding a Beneficial Interest in a Permanent Global Note, upon receipt by the Registrar of (A) the documents required by Section 2.11(a)(i), including the Confidentiality Agreement, and (B) instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Global Note in an amount equal to the principal amount of the Beneficial Interest in the Permanent Global Note to be transferred, and the Issuer shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

(b)           The following provisions shall apply with respect to any proposed transfer of a Beneficial Interest in a Permanent Global Note or a Definitive Note to a QIB (excluding Non-U.S. Persons):

(i)           If the Note to be transferred consists of (A) Definitive Notes, the Registrar shall reflect the transfer on its books and records if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (w) it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (x) it is or such QIBs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding the Issuer as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, (y) it is or such QIBs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and (z) it has and all such QIBs have duly executed and delivered to the Registrar a Confidentiality Agreement or (B) a Beneficial Interest in a Permanent Global Note, the transfer of such Beneficial Interest may be effected only through the book-entry system maintained by DTC and to the extent provided in the agreement with DTC, and, in each case, each transferee has delivered to the Registrar a Confidentiality Agreement duly executed by such transferee.

(ii)           If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note, upon receipt by the Registrar of the documents referred to in Section 2.11(b)(i), including the Confidentiality Agreement, and instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount at maturity of the Permanent Global Note in an amount equal to the principal amount at maturity of the Definitive Note to be transferred, and the Trustee shall cancel the Definitive Note so transferred (upon written direction from the Registrar if different from the Trustee).

(c)           With respect to any proposed transfer of a Beneficial Interest in a Temporary Regulation S Global Note, the Registrar shall reflect on its books and records the transfer of such Beneficial Interest (A) if the proposed transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit H (such certificate also to be delivered to the Issuer) and the proposed transferee has duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the transferee will receive a corresponding Beneficial Interest in the Temporary Regulation S Global Note) or (B) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Registrar in writing, that (w) it is purchasing the Note (or the Beneficial Interest therein) for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, (x) it is or such QIBs are aware that the sale to it or them is being made in reliance on Rule 144A and acknowledge that it has or they have received such information regarding the Issuer as it has or they have requested pursuant to Rule 144A or has or have determined not to request such information, (y) it is or such QIBs are aware that the transferor is relying upon the foregoing representations in order to claim the exemption from registration provided by Rule 144A and (z) it has and all such QIBs have duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Global Note, in an amount equal to the principal amount of the Temporary Regulation S Global Note (or the Beneficial Interest therein) to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Note (upon written direction from the Registrar if different from the Trustee)).

(d)           With respect to any proposed transfer of any Beneficial Interest in a Permanent Regulation S Global Note, the Registrar shall reflect the transfer of such Beneficial Interest on its books and records if the proposed transferee has duly executed and delivered to the Registrar a Confidentiality Agreement (in which case the transferee will receive a corresponding Beneficial Interest in the Permanent Regulation S Global Note, unless otherwise agreed by the Issuer and the Trustee).

(e)           Except as set forth in Section 2.11(c), the following provisions shall apply with respect to any transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person:

(i)           Except as set forth in Section 2.11(c), prior to the applicable Regulation S Global Note Exchange Date, the Registrar shall not register or reflect on its books and records any proposed transfer of a Note (or a Beneficial Interest therein) to a Non-U.S. Person.

(ii)           The Registrar shall register or reflect on its books and records, as the case may be, any proposed transfer of a Note (or a Beneficial Interest therein) to any Non-U.S. Person if the Note to be transferred is a Definitive Note or a Beneficial Interest in a Permanent Global Note, upon receipt of a certificate substantially in the form of Exhibit H from the proposed transferor and a Confidentiality Agreement duly executed and delivered to the Registrar by such Non-U.S. Person.

(iii)           (A) If the proposed transferor is an Agent Member holding a Beneficial Interest in a Permanent Global Note, upon receipt by the Registrar of (x) the documents, if any, required by Section 2.11(e)(ii) and (y) instructions in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Permanent Global Note in an amount equal to the principal amount of the Beneficial Interest in such Permanent Global Note to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with DTC’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Permanent Regulation S Global Note in an amount equal to the principal amount of the Beneficial Interest in such Permanent Global Note or any Definitive Notes issued in exchange for such Beneficial Interest in such Permanent Global Note to be transferred, and the Trustee shall cancel the Definitive Note, if any, so transferred or decrease the amount of the Permanent Global Note (upon written direction from the Registrar if different from the Trustee).

(f)           Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(g)           By its acceptance of any Note bearing the Private Placement Legend, each Noteholder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note (or the Beneficial Interest therein) only as provided in this Indenture and in accordance with the Private Placement Legend. The Registrar shall not register or reflect on its books and records a transfer of any Note (or any Beneficial Interest therein) unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes (or Beneficial Interests therein), each Noteholder agrees by its acceptance of the Notes to furnish the Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided, that the Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

(h)           The Notes shall be issued pursuant to an exemption from registration under the Securities Act. The Issuer agrees that it will not at any time (i) apply to list, list or list upon notice of issuance, (ii) consent to or authorize an application for the listing or the listing of, or (iii) enable or authorize the trading of the Notes on an established securities market, including (w) a national securities exchange registered under the Exchange Act or exempted from registration because of the limited volume of transactions, (x) a foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Exchange Act applicable to exchanges described in Section 2.11(h)(iii)(w), (y) a regional or local exchange or (z) an over-the-counter market, as the term “established securities market” and the terms in this Section 2.11(h) are defined for purposes of Section 7704 of the Code.

(i)           The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 2.10 or this Section 2.11. The Issuer shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

(j)           Each Noteholder, Agent Member and Beneficial Holder agrees that it will not take any action to transfer any Note (or any Beneficial Interest therein) to a proposed transferee without causing such proposed transferee to execute and deliver to the Registrar an appropriate Confidentiality Agreement relating to such transfer as set forth in this Section 2.11. After the Closing Date with respect to the Notes, forms of Confidentiality Agreements will be available to Noteholders, Agent Members and Beneficial Holders and proposed transferees of the Notes (or the Beneficial Interests therein) from the Registrar, initially at the Corporate Trust Office. Each such Confidentiality Agreement shall be delivered to the Registrar promptly upon execution by the parties thereto. The Registrar shall promptly, but in any event no later than two Business Days of receipt of any such executed Confidentiality Agreement, furnish a copy of such executed Confidentiality Agreement to the Trustee, the Issuer and Servicer and shall send additional copies of any such Confidentiality Agreements to the Issuer and Servicer from time to time on request from such Person.

Section 2.12                                Temporary Definitive Notes.  Pending the preparation of Definitive Notes, the Issuer may execute and the Trustee may authenticate and deliver temporary Definitive Notes that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as are set forth in the applicable Exhibit or in any indenture supplemental hereto, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Manager executing such temporary Definitive Notes may determine, as evidenced by his or her execution of such temporary Definitive Notes.

If temporary Definitive Notes are issued, the Issuer shall cause such Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Definitive Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Definitive Notes at the Corporate Trust Office, without charge to the Noteholder thereof.  Upon surrender for cancellation of any one or more temporary Definitive Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor Definitive Notes, in authorized denominations and in the same aggregate principal amounts. Until so exchanged, such temporary Definitive Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.13                                Statements to Noteholders.

(a)           On each Payment Date and any other date for distribution of any payments with respect to the Notes then Outstanding, the Trustee shall deliver a report, substantially in the form attached as Exhibit D and prepared by Servicer, giving effect to such payments (each, a “Distribution Report”), to (i) each Noteholder included on the Approved Holder List, (ii) the Issuer, (iii) the Calculation Agent and (iv) MedPro, and to no other Person. Each Noteholder shall be entitled to receive the Distribution Report only if such Noteholder has executed and delivered to the Registrar a Confidentiality Agreement.

(b)           Each Distribution Report provided to each Noteholder by the Trustee for each Payment Date pursuant to Section 2.13(a), commencing October 30, 2010, shall be accompanied by (i) a statement prepared by Servicer setting forth an analysis of the Collection Account activity for the period commencing on the day next following the preceding Calculation Date and ending on the Calculation Date relating to such Payment Date, (ii) such information, if any, that MedPro shall have provided to the Trustee pursuant to Section 6.3 of the Purchase and Sale Agreement during the Interest Accrual Period then ended and (iii) the information, if any, that the Issuer shall have provided to the Trustee pursuant to Section 5.3 (or Servicer shall have provided to the Trustee pursuant to Section 4.1 of the Servicing Agreement) during the Interest Accrual Period then ended.

(c)           After the end of each calendar year but not later than the latest date permitted by law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Noteholder of Notes a statement (for example, a Form 1099 or any other means required by law) prepared by the Trustee containing the sum of the amounts determined pursuant to Exhibit D with respect to the Notes for such calendar year or, in the event such Person was a Noteholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Noteholder shall reasonably request as necessary for the purpose of such Noteholder’s preparation of its U.S. federal income or other tax returns. So long as any of the Notes are registered in the name of DTC or its nominee, such report and such other items will be prepared on the basis of such information supplied to the Trustee by DTC and the Agent Members and will be delivered by the Trustee to DTC and by DTC to the applicable Beneficial Holders in the manner described above. In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

(d)           At such time, if any, as the Notes are issued in the form of Definitive Notes, the Trustee shall prepare and deliver the information described in Section 2.13(c) to each Noteholder of a Definitive Note for the relevant period of beneficial ownership of such Definitive Note as appears on the books and records of the Trustee, subject to confirmation that each such Noteholder has executed and delivered to the Registrar a Confidentiality Agreement.

(e)           The Trustee shall be at liberty to sanction any method of giving notice to the Noteholders if in its opinion, such method is reasonable, having regard to the number and identity of the Noteholders and/or to market practice then prevailing, is in the best interests of the Noteholders, and any such notice shall be deemed to have been given on such date as the Trustee may approve; provided, that notice of such method is given to the Noteholders in such manner as the Trustee shall require.

Section 2.14                                CUSIP, CINS, ISIN and Private Placement Numbers.  The Issuer in issuing the Notes may use CUSIP, CINS, ISIN, private placement or other identification numbers (if then generally in use), and, if so, the Trustee shall use such CUSIP, CINS, ISIN, private placement or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Noteholders; provided, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided, further, that failure to use CUSIP, CINS, ISIN, private placement or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

Section 2.15                                Additional Issuances.  During the thirty day period following the Closing Date, the Issuer may issue and sell additional Notes and the Issuer may use the proceeds to make a distribution to MedPro, provided, that the following conditions are satisfied:

(i)           the original principal amount of such additional Notes shall not exceed $5,000,000 in the aggregate;

(ii)           such additional Notes must be issued for a cash sales price and a portion of the proceeds thereof, as determined at the time of such issuance, must be deposited in the Reserve Account at the time of such issuance;

(iii)           the terms (other than the date of issuance , the issue price and the date from which interest will accrue) of such Notes must be identical to the terms of the Notes issued on the Closing Date;

(iv)           the Noteholders shall have been notified in writing 10 days prior to such issuance and shall have been afforded the first opportunity to purchase such additional Notes in an amount not to exceed the percentage of the outstanding Notes each Noteholder held immediately prior to such issuance of such additional Notes and on the same terms offered to investors generally;

(v)           there shall not have occurred and be continuing a Default or an Event of Default; and

(vi)           an opinion of counsel to the Issuer and a certificate of a Responsible Officer of the Issuer shall have been delivered to the Trustee, each to be in accordance with the requirements of this Indenture.

ARTICLE III

ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.1                                Establishment of Accounts.

(a)           Pursuant to the terms of the Servicing Agreement, the Issuer will cause Servicer, acting on behalf of the Issuer, to establish and maintain with the Operating Bank on its books and records in the name of the Issuer, subject to the lien in favor of the Trustee established by this Indenture, (i) a collection account (the “Collection Account”), (ii) a reserve account (the “Reserve Account”), (iii) another reserve account (the “Wing Reserve Account”), (iv) a holding account (the “Holding Account”), (v) a capital contribution account (the “Capital Account”) and (vi) any additional accounts the establishment of which is set forth in a Manager Resolution delivered to the Trustee, in each case, at such time as is set forth in this Section 3.1 or in such Manager Resolution. Each Account shall be established and maintained as an Eligible Account so as to create, perfect and establish the priority of the security interest of the Trustee in such Account and all cash, Eligible Investments and other property from time to time deposited therein and otherwise to effectuate the lien of the Indenture Estate.

(b)           The Trustee shall have sole dominion and control over the Accounts (including, among other things, the sole power to direct withdrawals or transfers from the Accounts and to direct the investment and reinvestment of funds in the Accounts, subject to Section 3.2). The Trustee shall make withdrawals and transfers from the Accounts in accordance with the terms of this Indenture based on the Relevant Information and as calculated by it pursuant to this Indenture. The Issuer, Servicer and the Trustee acknowledge that the Accounts are “deposit accounts” or “investment property” within the meaning of Section 9-102 of the UCC and that the Trustee has “control,” for purposes of Section 9-314 of the UCC, of Accounts that are maintained with the Trustee as the Operating Bank.  The Operating Bank agrees that the State of New York shall be deemed to be the “bank’s jurisdiction” within the meaning of Section 9-304 of the UCC.  The Issuer and Servicer agree that, if any Account is established or maintained with any Operating Bank other than the Trustee, the Issuer and Servicer shall cause such Operating Bank to enter into an agreement with the Trustee, the Issuer and Servicer pursuant to which such Operating Bank agrees to comply with instructions originated by the Trustee directing the disposition, investment and reinvestment of funds in all Accounts maintained with such Operating Bank without the further consent of the Issuer or Servicer and shall take such other actions as are reasonably required by the Trustee to establish its “control”, for purposes of Section 9-314 of the UCC, over any such Accounts.

(c)           If, at any time, any Account ceases to be an Eligible Account, the Issuer will cause Servicer or an agent thereof, within ten Business Days, to establish a new Account meeting the conditions set forth in this Section 3.1 in respect of such Account and transfer any cash or investments in the existing Account to such new Account, and, from the date such new Account is established, it shall have the same designation as the existing Account. If the Operating Bank should change at any time, then Servicer, acting on behalf of the Issuer, shall thereupon promptly establish replacement Accounts as necessary at the successor Operating Bank and transfer the balance of funds in each Account then maintained at the former Operating Bank pursuant to the terms of the Servicing Agreement to such successor Operating Bank.

(d)           The Issuer shall cause Servicer to establish and maintain the Collection Account at the Operating Bank not later than the Closing Date, and the Collection Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee. Except as expressly provided herein, all Collections shall be deposited in the Collection Account and transferred therefrom in accordance with the terms of this Indenture. No funds shall be deposited in the Collection Account that do not constitute Collections except as expressly provided in this Indenture without the prior written consent of the Trustee.

(e)           The Issuer shall cause Servicer to establish and maintain the Reserve Account at the Operating Bank not later than the Closing Date, and the Reserve Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee. Any such amounts held in the Reserve Account may be transferred pursuant to Section 3.7.  As of the Closing Date, $4,500,000 shall be placed in the Reserve Account.

(f)           The Issuer shall cause Servicer to establish and maintain the Wing Reserve Account at the Operating Bank not later than the Closing Date, and the Wing Reserve Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee. Any such amounts held in the Wing Reserve Account may be transferred pursuant to Section 3.7 or transferred to MedPro pursuant to Section 3.4(c).  As of the Closing Date, $7,870,000 shall be placed in the Wing Reserve Account.

(g)           The Issuer shall cause Servicer to establish and maintain the Holding Account at the Operating Bank not later than the Closing Date, and the Holding Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Trustee. Any such amounts held in the Holding Account may be transferred pursuant to Section 3.6.

(h)           The Issuer shall cause Servicer to establish and maintain the Capital Account at the Operating Bank not later than the Closing Date in the name of the Trustee for the benefit of the Trustee and shall deposit all such capital contributions in the Capital Account. The Issuer also may direct the Trustee to deposit in the Capital Account all or a portion of any amount otherwise distributable to the Issuer pursuant to Section 3.7(a)(xi).  The Trustee shall maintain a record of the portion of funds on deposit in the Capital Account allocable to capital contributions and the portion allocable to such deposits.  All such capital contributions shall be held in such Account and transferred to the Collection Account only to the extent permitted by Section 3.7.

(i)           If any Account shall be a securities account (such account, the “Securities  Account”), then the Operating Bank, in its capacity as securities intermediary (the “Securities Intermediary”), hereby agrees and confirms that (i) the Securities Intermediary is a bank or broker that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity in maintaining the Securities Account, (ii) the Issuer will be entitled to exercise the rights that comprise each Financial Asset credited to the Securities Account and (iii) its books and records will contain appropriate entries to reflect the status of the Issuer as the Person having a security entitlement against the securities intermediary with respect to each Financial Asset credited to the Securities Account by the Securities Intermediary.

(j)           The Securities Intermediary acknowledges that (i) the Issuer has granted a security interest in all of the Issuer’s right, title and interest in and to any Financial Assets from time to time credited to the Securities Account and (ii) prior to the satisfaction of the Secured Obligations, it will comply with any entitlement orders originated by the Trustee (including entitlement orders directing the Securities Intermediary to transfer or redeem any Financial Assets) with respect to the Securities Account without further consent from the Issuer.

(k)           The Securities Intermediary hereby agrees that any property credited to the Securities Account (whether “investment property”, “financial asset” or “security” (each as defined in the UCC) or cash, and the proceeds thereof) shall be treated as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC.

Section 3.2                                Investments of Cash.  For so long as any Notes remain Outstanding or any other Secured Obligations are Outstanding, the Trustee, at the written direction of Servicer or the Issuer, shall, invest and reinvest the funds on deposit in the Accounts in Eligible Investments; provided, however, that, so long as an Event of Default has occurred and is continuing, the Trustee shall invest such amount in Eligible Investments described in clause (d) of the definition thereof from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Indenture. In the absence of written direction delivered to the Trustee from the Issuer or the Servicer, the Trustee shall invest any funds in Eligible Investments described in clause (d) of the definition thereof.  The Trustee shall make such investments and reinvestments in accordance with the terms of the following provisions:

(a)           the Eligible Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Indenture on the Business Day immediately preceding the first Payment Date after which such investment is made;

(b)           if any funds to be invested are not received in the Accounts by 1:00 p.m., New York City time, on any Business Day, such funds shall, if possible, be invested in overnight Eligible Investments; and

(c)           all interest and earnings on Eligible Investments held in the Accounts shall be invested in Eligible Investments on an overnight basis and credited to the appropriate Account until the next Payment Date.

The Issuer acknowledges that regulations of the U.S. Comptroller of the Currency grant the Issuer the right to receive confirmations of security transactions as they occur. The Issuer specifically waives receipt of such confirmations to the extent permitted by law and acknowledges that the Trustee will instead furnish periodic cash transaction statements that will detail all investment transactions as set forth in this Indenture.

Section 3.3                                Closing Date Deposits; Withdrawals and Transfers.

(a)           On the Closing Date, the Trustee shall, subject to the receipt of written direction from the Issuer upon receipt of the proceeds of the sale by the Issuer of the Notes, make the following payments and transfers to the Accounts from such proceeds:

(i)           pay to such Persons such amounts as shall be specified by the Issuer such Transaction Expenses due and payable in connection with the issuance and sale of the Notes;

(ii)           deposit to the Reserve Account and the Wing Reserve Account the amounts set forth in Sections 3.1(e) and (f), respectively; and

(iii)           remit to MedPro an amount specified by the Issuer as the Cash Purchase Price.

(b)           The Trustee shall hold all funds received on or prior to the Closing Date from the Note Purchasers in trust for the Note Purchasers pending completion of the closing of the transactions contemplated by this Indenture. Upon receipt by the Trustee of the aggregate Purchase Price, the Issuer shall direct the Trustee to disburse the Purchase Price in accordance with this Section 3.3. If the aggregate Purchase Price shall not have been received by the Trustee by 3:30 p.m. (New York City time) on the Closing Date, or if the closing of the transactions contemplated by this Indenture shall not otherwise be capable of being consummated by 3:30 p.m. (New York City time) on the Closing Date, then each Note Purchaser who has paid its respective portion of the Purchase Price shall have the right to instruct the Trustee at or after 3:30 p.m. (New York City time) on the Closing Date to return such portion of the Purchase Price to such Note Purchaser as soon thereafter as reasonably practicable.

Section 3.4                                Capital Contributions; Reserve Account; Wing Reserve Account.

(a)           The Issuer may accept capital contributions made by MedPro, provided that such capital contributions are deposited by the Issuer in the Capital Account.

(b)           On January 30, 2013, or earlier as set forth in Section 3.7(a), the Trustee shall transfer to the Collection Account the balance, if any, remaining in the Reserve Account after the payment of the Interest Amount on the Notes for such Payment Date, and the amount so transferred shall be included in the Available Collections Amount for such Payment Date.

(c)           Upon written notice from Servicer acknowledged and agreed by Greiner in writing to the Trustee stating that MedPro’s obligation to pay Liquidated Damages to Greiner has been satisfied or that MedPro has obtained regulatory approvals necessary to the marketing of the Wing Product (as defined in the Purchase and Sale Agreement) on or prior to [*], the Trustee shall transfer to an account designated in writing by MedPro the balance, if any, remaining in the Wing Reserve Account after the payment of the amounts required to be paid on such Payment Date pursuant to Section 3.7(a).

Section 3.5                                Calculation Date Calculations.

(a)           As soon as reasonably practicable after each Calculation Date, but in no event later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, the Calculation Agent shall, based on the Servicer Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it, determine the amount of Collections received during the period commencing on the day next following the preceding Calculation Date (or, in the case of the first Calculation Date, the Closing Date) and ending on such Calculation Date and shall calculate the following amounts:

(i)           the balance of funds on deposit in each Account other than the Collection Account on such Calculation Date and the amount of interest earnings (net of losses and investment expenses), if any, on investments on funds on deposit therein from the day next following the preceding Calculation Date (or, in the case of the first Calculation Date, the Closing Date) and ending on such Calculation Date;

(ii)           the balance of funds on deposit in the Collection Account on such Calculation Date and the amount of interest earnings (net of losses and investment expenses), if any, on investments on funds on deposit therein from the day next following the preceding Calculation Date (or, in the case of the first Calculation Date, the Closing Date) and ending on such Calculation Date (including any amount to be transferred pursuant to Section 3.6 in respect of the immediately succeeding Payment Date);

(iii)           all fees, costs and expenses (including reasonable attorneys’ fees and legal expenses) of the Noteholders under this Indenture not previously reimbursed and shown on invoices or statements attached to the Servicer Information received by the Calculation Agent;

(iv)           the amount, if any, to be transferred from the Reserve Account and the Wing Reserve Account as of such Calculation Date to the Collection Account on such Payment Date in accordance with Section 3.7;

(v)           the Trustee Expenses, Other Expenses and Servicing Fee payable on the Payment Date immediately succeeding such Calculation Date, consisting of all Expenses and Other Expenses incurred or paid by the Trustee or any other Person and not previously reimbursed and the amounts shown on all invoices attached to the Servicer Information received by the Calculation Agent for the reimbursement or payment of Trustee Expenses, Other Expenses or Servicing Fees not previously paid or reimbursed;

(vi)           the Available Collections Amount for such Payment Date; and

(vii)           any other information, determinations and calculations reasonably required in order to give effect to the terms of this Indenture and the other Transaction Documents.

(b)           Not later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, based on the Servicer Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it, the following calculations or determinations with respect to Interest Amounts due on such Payment Date shall be performed or made by the Calculation Agent:

(i)           the Interest Amount (including any Additional Interest) for such Payment Date; and

(ii)           the Incremental Interest Payment for such Payment Date.

(c)           Not later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, based on the Servicer Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it, the Calculation Agent shall calculate or determine the following with respect to principal payments due on such Payment Date:

(i)           the Outstanding Principal Balance of the Notes on such Payment Date immediately prior to any principal payment on such date; and

(ii)           the amount of any principal payment to be made in respect of the Notes on such Payment Date.

(d)           Not later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, based on the Servicer Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it as described in Section 3.5(a), the Calculation Agent shall calculate or determine the amounts, if any, distributable to the Issuer on such Payment Date pursuant to Section 3.7(a)(xi).

(e)           Not later than 12:00 noon (New York City time) on the second Business Day prior to the immediately succeeding Payment Date, based on the Servicer Information received by the Calculation Agent, and based on information known to it or Relevant Information provided to it as described in Section 3.5(a), the Calculation Agent shall perform the calculations necessary to determine the following:

(i)           the shortfall, if any, of the Available Collections Amount for such Payment Date in respect of the Interest Amount due to the Noteholders pursuant to Section 3.7(a)(vi) (a “Shortfall”), taking into the account the payment of Trustee Expenses, Other Expenses (subject to the limitation set forth in Section 3.7(a)(ii)), the Servicing Fee and any Visual Connections Payment or Greiner Payment payable on such Payment Date pursuant to Section 3.7(a); and

(ii)           with respect to each Shortfall, the amount of any Reserve Cash Interest Payment or Wing Reserve Payment to be withdrawn from the Reserve Account or the Wing Reserve Account, as the case may be, determined as provided in Section 3.7(a).

(f)           Not later than 1:00 p.m., New York City time, on the second Business Day prior to the immediately succeeding Payment Date, the Calculation Agent shall provide to each of the Servicer, the Issuer and the Trustee a calculation report (a “Calculation Report”) listing such determinations and calculations the amount of the Available Collections Amount to be applied on such Payment Date to make each of the payments, transfers and deposits contemplated by Section 3.7(a), setting forth separately, in the case of payments in respect of the Notes, the amount to be applied on such Payment Date to pay all Trustee Expenses, Other Expenses, the Servicing Fee and any Visual Connections Payment and Greiner Payment due and payable on such date, and interest and principal on the Notes, all in accordance with Section 3.7.  The calculations set forth in each Calculation Report shall be conclusive and binding on each of the Issuer, the Servicer, the Trustee and each Noteholder, absent manifest error.

Section 3.6                                Payment Date First Step Transfers.  On each Payment Date, the Trustee shall transfer to the Collection Account from (i) any Account (other than the Collection Account) the amount of earnings (net of losses and investment expenses), if any, on investments of funds on deposit therein from the day next following the preceding Calculation Date (or, in the case of the first Calculation Date, the Closing Date) and ending on such Calculation Date, and (ii) the Holding Account (x) if a Default or an Event of Default shall not have occurred and be continuing on such Payment Date, the Issuer’s Allocation of the Available Collections Amount deposited to the Holding Account on the preceding Payment Date (the “Issuer’s Holding Account Funds”) and (y) if a Default or an Event of Default shall have occurred and be continuing on such Payment Date, all of the funds then on deposit in the Holding Account.

Section 3.7                                Payment Date Second Step Withdrawals.

(a)           On each Payment Date, after the transfers provided for in Section 3.6 have been made, the Trustee shall distribute from the Collection Account the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid ranking prior thereto have been paid in full, provided, that the Issuer’s Holding Account Funds transferred on such Payment Date from the Holding Account to the Collection Account pursuant to Section 3.6 shall be applied only in accordance with clause (xi) below.  Except as provided in clause (c) of the definition of Collections and in clause (c) of the definition of Available Collections Amount, the Available Collections Amount does not include the aggregate amount of funds on deposit in the Capital Account, the Reserve Account or the Wing Reserve Account; provided, that (x) if, on any Payment Date occurring on or prior to January 30, 2013, there is a Shortfall, then the Trustee shall withdraw from the Reserve Account the lesser of the Shortfall and the Reserve Account Balance and distribute it to the Noteholders in payment of the Interest Amount, provided, further that, if the amount available in the Reserve Account is less than the amount of such Shortfall, and there is a positive balance in the Capital Account, the Trustee shall withdraw from the Capital Account an amount equal to the lesser of the excess of the Shortfall over the amount, if any, withdrawn from the Reserve Account and the balance in the Capital Account and distribute it to the Noteholders in payment of the Interest Amount; provided, that the Trustee shall make such a withdrawal from the Capital Account in respect of not more than six Payment Dates in total prior to the Final Maturity Date and in respect of not more than any three consecutive Payment Dates, and (y) if any Royalty Payment is reduced by all or a portion of Liquidated Damages, then the Trustee shall withdraw from the Wing Reserve Account on the first Payment Date following the receipt of such Royalty Payment (or the date such Royalty Payment should have been received) the amount of the Liquidated Damages deducted from such Royalty Payment and distribute such amount in accordance with clauses (i) through (xi) below.  Except for such withdrawals, the amounts set forth below are to be paid out of the Available Collections Amount in the order of priority set forth below:

(i)           first, to the Trustee, the payment of Trustee Expenses not previously paid or reimbursed;

(ii)           second, to the Trustee, the amount of any Greiner Payment (to the extent Greiner has not reduced the Royalty Payment for such calendar quarter by such Greiner Payment) and the amount of any Visual Connections Payment, in each case, to the extent not paid by MedPro or paid pursuant to this clause (ii) on any prior Payment Date, for distribution to Greiner or the Person entitled to such Visual Connections Payment, as the case may be;

(iii)           third, to the Trustee for distribution to such Persons entitled to the payment of Other Expenses not previously paid or reimbursed in the amounts shown in all supporting documentation attached to the Servicer Information received by the Calculation Agent, provided, that the total amount of Other Expenses payable under this clause (iii) shall not exceed $3,500 on any Payment Date;

(iv)           fourth, to Servicer, the Servicing Fee for such Payment Date and any unpaid Servicing Fee for any prior Payment Date;

(v)           fifth, if a Default or an Event of Default shall not have occurred and be continuing on such Payment Date, to the Holding Account, an amount equal to the Issuer’s Allocation of the remaining Available Collections Amount;

(vi)           sixth, to the Trustee for distribution to the Noteholders, the Interest Amount for such Payment Date and any unpaid Interest Amount for a prior Payment Date with respect to the Notes and, to the extent permitted by Applicable Law, Additional Interest on such unpaid Interest Amount;

(vii)           seventh, (a) on each Payment Date occurring on and prior to January 30, 2016, to the Trustee for distribution to the Noteholders, principal payments on the Notes in an amount equal to the lesser of (i) the remaining Available Collections Amount and (ii) the amount that would result in the principal amount of the Notes outstanding after giving effect to the payment on such Payment Date to be equal to $1,000,000, allocated pro rata in proportion to the Outstanding Principal Balance of the Notes held by such Noteholders, (b) on each Payment Date occurring after January 30, 2016 and prior to the Final Maturity Date, to the Trustee for distribution to the Noteholders, principal payments on the Notes, allocated pro rata in proportion to the Outstanding Principal Balance of the Notes held by such Noteholders, until the Outstanding Principal Balance of the Notes have been paid in full; and (c) on the Final Maturity Date, to the Trustee for distribution to the Noteholders, Outstanding Principal Balance, allocated pro rata in proportion to the Outstanding Principal Balance of the Notes held by such Noteholders, until the Notes are paid in full;

(viii)                      eighth, on each Payment Date occurring on and prior to January 30, 2016, to the Issuer, an amount equal to the Issuer Marketing Payment for the most recently completed calendar quarter preceding such Payment Date (to the extent Greiner has not reduced the Royalty Payment for such calendar quarter by the Marketing Payment for such calendar quarter, as shown in the supporting documentation attached to the Servicer Information received by the Calculation Agent), which will be available for distribution to MedPro to be used for the payment of, or for payment to Greiner on account of, such Marketing Payment;

(ix)           ninth, on each Payment Date occurring on and prior to January 30, 2016, the balance to the Trustee for distribution to the Noteholders as Incremental Interest Payments, allocated pro rata in proportion to the Outstanding Principal Balance of the Notes held by such Noteholders;

(x)           tenth, to the Trustee for distribution to such Persons entitled to the payment of Other Expenses described in clause (iii) above to the extent not paid pursuant to clause (iii) above; and

(xi)           eleventh, to the Issuer, all remaining amounts and the Issuer’s Holding Account Funds, which amounts shall be available for distribution to MedPro.

(b)           To the extent the Issuer receives amounts from the Trustee from the Collection Account pursuant to Section 3.7(a)(xi), such amounts may be distributed by the Issuer to MedPro (or as otherwise directed by MedPro or any Person designated by MedPro to give such directions) in its sole discretion.

(c)           In addition to the foregoing, on the Payment Date occurring on January 30, 2016, the Issuer shall pay to the Noteholders, as an Incremental Interest Payment, the Cumulative Net Payment Amount, allocated pro rata in proportion to the Outstanding Principal Balance of the Notes held by such Noteholders.  For purposes hereof, “Cumulative Net Payment Amount” means (i) the sum of all Visual Connection Payments and Greiner Payments made by the Issuer or the Trustee and all Greiner Payments and Marketing Payments to the extent that Greiner directly or indirectly reduced the Royalty Payments by such Greiner Payments and Marketing Payments, respectively, in each case, from the Closing Date through the Calculation Date occurring immediately prior to January 30, 2016, minus (ii) the sum of all payments received by the Trustee from MedPro from the Closing Date through the Calculation Date occurring immediately prior to January 30, 2016, and applied as an Available Collections Amount on a Payment Date occurring on or prior to January 30, 2016, to reimburse the Issuer or the Trustee for the payments or reductions described in clause (i) of this definition.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.1                                Events of Default.  Each of the following events or occurrences shall constitute an “Event of Default” hereunder, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been waived or remedied, as applicable:

(a)           failure to pay interest (including the Incremental Interest Payment) on the Notes due on any Payment Date other than the Final Maturity Date within five days of such Payment Date, but only to the extent there are funds available for such payment pursuant to Section 3.7(a);

(b)           failure to pay interest (including the Incremental Interest Payment) on the Notes due on any Payment Date other than the Final Maturity Date in full by the next succeeding Payment Date, together with Additional Interest on any interest not paid on the Payment Date on which it was originally due;

(c)           failure to pay principal and accrued and unpaid interest (including the Incremental Interest Payment) on the Notes on the Final Maturity Date;

(d)           failure to pay any amount (other than a payment default for which provision is made in Section 4.1(a), Section 4.1(b) or Section 4.1(c)) within five Business Days after written notice to the Issuer is given of non-payment by the Trustee;

(e)           (i) failure by the Issuer to comply in any material respect with any of the covenants set forth in Section 5.2 (other than Section 5.2(1), Section 5.2(m), Section 5.2(o) and Section 5.2(u)), Section 5.3(a), Section 5.3(b) or Section 5.3(c), and written notice thereof being given to the Issuer by the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes; or (ii) failure by the Issuer to comply with any of the other covenants, obligations, conditions or provisions binding on it under this Indenture or the Notes (other than a payment default for which provision is made in Section 4.1(a), Section 4.1(b), Section 4.1(c) or Section 4.1(d)), if such failure adversely affects the interest of the Noteholders and continues for a period of 60 days or more after the earlier of (x) a Responsible Officer of the Issuer or the Servicer becoming aware of such failure or (b) written notice thereof has been given to the Issuer by the Trustee or by the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes;

(f)           a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or MedPro under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or MedPro or (iii) the winding-up or liquidation of the affairs of the Issuer or MedPro and, in each case, such decree or order shall remain unstayed or such writ or other process shall not have been stayed or dismissed within 60 days from entry thereof;

(g)           the Issuer or MedPro (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for all or substantially all of the property and assets of the Issuer or MedPro or (iii) effects any general assignment for the benefit of creditors;

(h)           any judgment or order for the payment of money in excess of U.S.$1,000,000 shall be rendered against the Issuer or MedPro and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(i)           the Issuer becomes an investment company required to be registered under the Investment Company Act of 1940, as amended;

(j)           the organizational documents creating the Issuer cease to be in full force and effect without replacement documents having the same terms being in full force and effect;

(k)           MedPro shall have failed to perform any of its covenants under Article VI of the Purchase and Sale Agreement or Article VI of the Pledge and Security Agreement, the MedPro Guarantee, or the other Transaction Documents to which it is party, and such failure adversely affects the interest of the Noteholders and continues for a period of 60 days or more after the earlier of (x) a Responsible Officer of the Issuer or the Servicer becoming aware of such failure or (b) written notice thereof has been given to the Issuer by the Trustee or by the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes;

(l)           any representation, warranty, certificate or statement made by or on behalf of MedPro or the Issuer in connection with this Indenture or any other Transaction Documents which is false or incorrect in any material respect when made or furnished; or

(m)           any withdrawal or revocation by the U.S. Food and Drug Administration of approvals to sell any Product in the United States for efficacy or safety reasons which has, or could reasonably be expected to have, a material adverse effect on repayment of the Notes.

Section 4.2                                Acceleration, Rescission and Annulment.

(a)           If an Event of Default (other than an Acceleration of Default) occurs and is continuing, the Trustee may, and, upon the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, shall, give an Acceleration Notice (and so long as such Acceleration Notice has not been rescinded and annulled pursuant to this Indenture) to the Issuer. Upon delivery of an Acceleration Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be immediately due and payable. At any time after the Trustee or the Noteholders have declared the Outstanding Principal Balance of the Notes to be immediately due and payable, and prior to the exercise of any other remedies pursuant to this Indenture, the Trustee, upon the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, shall, subject to Section 4.5(a), by written notice to the Issuer and the Trustee, rescind and annul such declaration and thereby annul its consequences if (i) there has been paid to or deposited with the Trustee an amount sufficient to pay all overdue installments of interest on, and the principal of, the Notes that would have become due otherwise than by such declaration of acceleration, (ii) the rescission would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than non-payment of interest on, and the principal of, the Notes that have become due solely because of such declaration of acceleration, have been cured or waived. If an Acceleration Default occurs, the Outstanding Principal Balance of the Notes and all accrued and unpaid interest thereon shall automatically become immediately due and payable without any further action by any party.

(b)           Notwithstanding this Section 4.2, Section 4.3 and Section 4.12, after the occurrence and during the continuation of an Event of Default, no Person other than the Trustee, at the Direction of a majority of the Outstanding Principal Balance of the Notes, may give an Acceleration Notice or exercise any remedy in respect of such Event of Default.

(c)           Within 30 days after the occurrence of an Event of Default, the Trustee shall give to the Noteholders notice, transmitted by mail, of all uncured or unwaived Defaults known to it on such date; provided, that the Trustee may withhold such notice with respect to a Default (other than a payment default with respect to interest or principal if it determines in good faith that withholding such notice is in the interest of the affected Noteholders.

Section 4.3                                Other Remedies.  Upon the delivery of an Acceleration Notice in accordance with Section 4.2, or if any Acceleration Default shall have occurred and be continuing, the Trustee may at all times, but only at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture, the Servicing Agreement, the MedPro Guarantee or the Pledge and Security Agreement or the other Transaction Documents or the Manufacturing Agreement, including any of the following, to the fullest extent permitted by law, subject to the receipt of such Direction:

(a)           The Trustee may obtain the appointment of a Receiver of the Indenture Estate as provided in Section 11.7 and the Issuer consents to and waives any right to notice of such appointment.

(b)           The Trustee may, without notice to the Issuer and at such time as the Trustee in its sole discretion may determine, exercise any or all of the Issuer’s rights in, to and under or in any way connected with or related to any or all of the Indenture Estate or the other Transaction Documents or the Manufacturing Agreement, including (i) demanding and enforcing payment and performance of, and exercising any or all of the Issuer’s rights and remedies with respect to the collection, enforcement or prosecution of, any or all of the Indenture Estate (including the Royalty Rights), in each case, by legal proceedings or otherwise, (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought to collect or enforce any or all of, the Royalty Rights and otherwise under the Transaction Documents or the Manufacturing Agreement and (iii) preparing, filing and signing the name of the Issuer on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Indenture Estate (including the Royalty Rights), the Issuer or MedPro and (B) any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Indenture Estate (including the Royalty Rights), the Issuer or MedPro.

(c)           The Trustee may, without notice except as specified herein, sell or cause the sale of all or any part of the Indenture Estate in one or more parcels at public or private sale, at any of the Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Trustee may deem commercially reasonable. The Issuer agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to the Issuer of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Trustee shall not be obligated to make any sale of all or any part of the Indenture Estate regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(d)           The Trustee may, instead of exercising the power of sale conferred upon it by Section 4.3(c) and Applicable Law, proceed by a suit or suits at law or in equity to foreclose the Security Interest and sell all or any portion of the Indenture Estate under a judgment or a decree of a court or courts of competent jurisdiction.

(e)           The Trustee may require the Issuer to, and the Issuer hereby agrees that it shall at its expense and upon request of the Trustee, forthwith assemble all or part of the Indenture Estate as directed by the Trustee and make it available to the Trustee at a place to be designated by the Trustee that is reasonably convenient to both parties.

(f)           In addition to the rights and remedies provided for in this Indenture, the Trustee may exercise in respect of the Indenture Estate all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected property included in the Indenture Estate) and under all other Applicable Law.

(g)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 4.4                                Limitation on Suits.  Without limiting the provisions of Section 4.9 and the final sentence of Section 11.4, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, the MedPro Guarantee, the Pledge and Security Agreement or the Notes, for the appointment of a receiver or trustee or for any other remedy hereunder, unless:

(a)           such Noteholder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           the Noteholders of a majority of the Outstanding Principal Balance of the Notes make a written request to the Trustee to pursue a remedy hereunder;

(c)           such Noteholder or Noteholders offer to the Trustee an indemnity reasonably satisfactory to the Trustee against any costs, expenses and liabilities to be incurred in complying with such request;

(d)           the Trustee does not comply with such request within 60 days after receipt of the request and the offer of indemnity; and

(e)           during such 60-day period, Noteholders of a majority of the Outstanding Principal Balance of the Notes do not give the Trustee a Direction inconsistent with such request.

No one or more Noteholders may use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain or seek to obtain any preference or priority not otherwise created by this Indenture and the terms of the Notes over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

Section 4.5                                Waiver of Existing Defaults.

(a)           The Trustee or the Noteholders of a majority of the Outstanding Principal Balance of the Notes by written notice to the Trustee may waive any existing Default (or Event of Default) hereunder and its consequences, except a Default (or Event of Default) (i) in the payment of the interest on, and principal of, any Note or (ii) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Noteholder of each Note affected thereby. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default (or Event of Default) or impair any right consequent thereon.

(b)           Any written waiver of a Default or an Event of Default given by Noteholders to the Trustee and the Issuer in accordance with the terms of this Indenture shall be binding upon the Trustee and the other parties hereto. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

Section 4.6                                Restoration of Rights and Remedies.  If the Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture, and such proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or such Noteholder, then in every such case the Issuer, the Trustee and the Noteholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholders shall continue as though no such proceeding has been instituted.

Section 4.7                                Remedies Cumulative.  Each and every right, power and remedy herein given to the Trustee specifically or otherwise in this Indenture shall be cumulative and shall, to the extent permitted by law, be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Issuer or to be an acquiescence.

Section 4.8                                Authority of Courts Not Required.  The parties hereto agree that, to the greatest extent permitted by law, the Trustee shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Indenture, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.9                                Rights of Noteholders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Noteholder to receive payment of interest on, or principal of, any Note on or after the respective due dates therefor expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Noteholder.

Section 4.10                                Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of any Noteholder allowed in any judicial proceedings relating to any obligor on the Notes, its creditors or its property.

Section 4.11                                Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by its acceptance hereof shall be deemed to have agreed, that, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant. This Section 4.11 does not apply to a suit instituted by the Trustee, a suit instituted by any Noteholder for the enforcement of the payment of interest or principal on any Note on or after the respective due dates expressed in such Note or a suit by a Noteholder or Noteholders of at least 10% of the Outstanding Principal Balance of the Notes.

Section 4.12                                Control by Noteholders.  Subject to Section 4.2 and Section 4.4 and to the rights of the Trustee hereunder, Noteholders of a majority of the Outstanding Principal Balance of the Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture; provided, that:

(a)           such Direction shall not be in conflict with any rule of law or with this Indenture and would not involve the Trustee in personal liability or expense;

(b)           the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Noteholders not taking part in such Direction; and

(c)           the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such Direction.

Section 4.13                                Application of Proceeds.  All cash proceeds received by the Trustee in respect of any sale of, collection from or other realization upon all or any part of the Indenture Estate, the MedPro Guarantee or the other Transaction Documents shall be deposited in the Collection Account and distributed as provided in Article III. Any surplus of such cash proceeds held by the Trustee and remaining after payment in full of all Secured Obligations shall be paid over to the Issuer or whomsoever may be lawfully entitled to receive such surplus as provided in Section 3.7. Any amount received for any sale or sales conducted in accordance with the terms of Section 4.3 shall to the extent permitted by Applicable Law be deemed conclusive and binding on the Issuer and the Noteholders.

Section 4.14                                Waivers of Rights Inhibiting Enforcement.  The Issuer waives (a) any claim that, as to any part of the Indenture Estate, a public sale, should the Trustee elect so to proceed with a private sale thereof, the mere fact that such a sale is a private sale does not in and of itself, mean that such sale is not a commercially reasonable method of sale for such part of the Indenture Estate, (b) the right to assert in any action or proceeding between it and the Trustee offsets or counterclaims that it may have, (c) except as otherwise provided in any of the Transaction Documents, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH THE TRUSTEE’S TAKING POSSESSION OR DISPOSITION OF ANY OF THE INDENTURE ESTATE, INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT THE ISSUER WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE U.S. OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF THE TRUSTEE’S RIGHTS HEREUNDER, (d) all rights of redemption, appraisement, valuation, stay and extension or moratorium and (e) except as otherwise provided in any of the Transaction Documents, all other rights the exercise of which would, directly or indirectly, prevent, delay or inhibit the enforcement of any of the rights or remedies under this Indenture or the absolute sale of the Indenture Estate, now or hereafter in force under any Applicable Law, and the Issuer, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws and rights.

Section 4.15                                Security Interest Absolute.  All rights of the Trustee and security interests hereunder, and all obligations of the Issuer hereunder, shall be absolute and unconditional irrespective of, and the Issuer hereby irrevocably waives any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

(a)           any lack of validity or enforceability of any of the Transaction Documents or any other agreement or instrument relating thereto (other than against the Trustee);

(b)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents or any other agreement or instrument relating thereto;

(c)           any taking, exchange, surrender, release or non-perfection of any Collateral or any other collateral, or any release or amendment or waiver of or consent to any departure from any guaranty, for all or any of the Secured Obligations;

(d)           any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other obligations of the Issuer under or in respect of the Transaction Documents or any other assets of the Issuer;

(e)           any change, restructuring or termination of the limited liability company structure or existence of the Issuer;

(f)           the failure of any other Person to execute this Indenture or any other agreement or the release or reduction of liability of the Issuer or other grantor or surety with respect to the Secured Obligations; or

(g)           any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Trustee that might otherwise constitute a defense available to, or a discharge of, the Issuer.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.1                                Representations and Warranties.  The Issuer represents and warrants to the Trustee as follows which representations and warranties shall survive the execution and delivery hereof:

(a)           The Issuer is a limited liability company created under the laws of the State of Delaware, with full power and authority to conduct its business, and the Issuer is not in liquidation or bankruptcy and has not taken any of the actions described in Section 4.1(f).

(b)           The Issuer has not engaged in any activities since its organization (other than those incidental to its organization and permitted by its organizational documents, the execution of the Transaction Documents to which it is a party and the activities referred to in or contemplated by such agreements), and the Issuer has not paid any dividends or made any similar distributions since its organization.

(c)           The creation of the Notes and the issuance, execution and delivery, and the compliance by the Issuer with the terms, of the Notes and each of the other Transaction Documents to which it is a party:

(i)           do not conflict with, result in a breach of any of the terms or provisions of or constitute a default under the organizational documents of the Issuer or with any existing law, rule or regulation applying to or affecting the Issuer or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Issuer; and

(ii)           do not violate, or constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Issuer is a party or by which it or any part of its assets, property or revenues are bound.

(d)           The creation, execution and issuance of the Notes, the execution and delivery by the Issuer of the Transaction Documents executed by it and the performance by the Issuer of its obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by it have been duly authorized, executed and delivered by the Issuer.

(e)           This Indenture constitutes, and the other Transaction Documents to which it is a party, when executed and delivered and, in the case of the Notes, when issued and authenticated, will constitute, valid, legally binding and (subject to general equitable principles, and laws relating to insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or to laws of prescription or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Issuer.

(f)           There exists no Event of Default nor any event which, had the Notes already been issued, would constitute a Default or an Event of Default.

(g)           Subject to the Security Interests created in favor of the Trustee and except for Permitted Encumbrances, there exists no Encumbrance over the assets of the Issuer which ranks prior to or pari passu with the obligation to make payments on the Notes.

(h)           All consents, approvals, authorizations or other orders of all Governmental Authorities required (excluding any required by the other parties to the Transaction Documents) for or in connection with the execution, delivery and performance of the Transaction Documents by the Issuer and the issuance and performance of the Notes and the offering of the Notes by the Issuer have been obtained and are in full force and effect and are not contingent upon fulfillment of any condition.  No consent of any Governmental Authority or any other party (including directors, officers, members, managers or creditors of the Issuer) is required that has not been obtained for the pledge by the Issuer of the Collateral pursuant to this Indenture

(i)           The Issuer is not required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(j)           There is no action, suit, investigation or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Indenture and the other Transaction Documents to which the Issuer is a party.

(k)           The Issuer has no Subsidiaries.

(l)           MedPro is the sole Member of the Issuer.  The Issuer has never filed any Tax return or report under any name other than its exact legal name.  The Issuer is disregarded as an entity separate from its sole Member for U.S. federal incomes tax purposes.

(m)           The Issuer is the sole legal and beneficial owner of the Royalty Rights, free and clear of any Encumbrances other than Permitted Encumbrances.

(n)           It is not necessary that this Indenture or any other Transaction Document (other than evidences and perfection of the Security Interests) be filed, recorded or enrolled by the Issuer with any court or other Governmental Authority in any jurisdictions or that any stamp, registration or similar tax be paid by the Issuer on or in relation to this Indenture or any of the other Transaction Documents (other than filings of Uniform Commercial Code financing statements set forth in Exhibit K and the various consents and agreements, if any, pursuant hereto).

(o)           The filing of financing statements under the UCC and other recordings, if any, required to perfect a security interest in favor of the Trustee in the Royalty Rights sold, transferred, conveyed, assigned, contributed and granted on the Closing Date and the Collateral, including those specified in Exhibit K, if any, have been or shall have been duly made by the Closing Date, and the Trustee has or shall have the same rights as MedPro has or would have with respect to the Royalty Rights (if MedPro were still the owner of such Royalty Rights) against Greiner.  No other security agreement, financing statement or other public notice with respect to all or any part of the Collateral (other than any of the foregoing that is referenced in Exhibit B to the Purchase and Sale Agreement or Exhibit K to this Indenture or otherwise names the Trustee as secured party) is on file or of record in any public office that perfects a valid security interest therein.  This Indenture creates a valid security interest in the Collateral securing the payment of the Secured Obligations.

(p)           The Issuer has determined, and by virtue of its entering into the transactions contemplated hereby and its authorization, execution and delivery of this Indenture and the other Transaction Documents to which it is party, that the issuance of the Notes and the consummation of the transactions contemplated hereby and thereby, and its incurrence of Indebtedness and other liability hereunder or thereunder or contemplated hereby or thereby (i) is in its own best interests, (ii) does not leave it unable to pay its debts as they become due in the ordinary course of business, (iii) will not leave it with debts that cannot be paid from the present saleable value of its property and (iv) will not render it insolvent within the meaning of Section 101(32) of the United States Bankruptcy Code or Section 271 of the New York Debtor and Creditor Law or leave it with unreasonably small capital.

(q)           No material adverse change in the business, condition (financial or otherwise), performance or properties of the Issuer has occurred since its date of formation.

(r)           No step has been taken or is intended by the Issuer or, so far as it is aware, any other Person for the winding-up, liquidation, dissolution, administration, merger or consolidation or for the appointment of a receiver or administrator of the Issuer or all or any of its assets.

(s)           The Issuer has not assigned or pledged any of its right, title or interest in the Collateral to anyone other than the Trustee.

(t)           The representations and warranties made by the Issuer in any of the other Transaction Documents to which it is a party are true and accurate as of the date made.

Section 5.2                                Covenants.  The Issuer covenants with the Trustee that, so long as any Notes are Outstanding, it will perform and comply with each of the following covenants and not engage in any activity prohibited by this Indenture without the prior written consent of the Trustee (acting at the Direction of the Note holders of a majority of the Outstanding Principal Balance of the Notes) authorizing the Issuer not to perform any such covenants or to engage in any such activity prohibited by this Indenture, in each case on such terms and conditions, if any, as shall be specified in such prior written consent:

(a)           Except as expressly permitted by this Indenture, the Issuer shall not take any action, whether orally or in writing, which would amend, waive, modify, supplement, restate, cancel or terminate or discharge or prejudice the validity or effectiveness of any Transaction Document, or permit any party to any such document to be released from such obligations.

(b)           The Issuer shall not, directly or indirectly, (i) declare or pay any dividend or make any distribution on its Stock, whether in cash, property, securities or a combination thereof, to MedPro or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership of its Stock, except that the Issuer may distribute to MedPro the balance, if any, Wing Reserve Account in accordance with Section 3.4(c) and all or any portion of any amounts transferred to the Issuer pursuant to Section 3.7(a)(xi), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Stock of the Issuer or any of its Affiliates, (iii) make any payment of principal or interest on the Notes or make any voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of, or make any deposit (including the payment of amounts into a sinking fund or other similar fund) with respect to, Indebtedness of the Issuer other than in accordance with the Notes and this Indenture or (iv) make any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person (other than Eligible Investments and investments permitted under Section 5.2(f)).

(c)           The Issuer shall not (and shall not consent to MedPro taking any action that would) incur or suffer to exist any Encumbrance over or with respect to any of the Issuer’s assets, other than any Permitted Encumbrance.

(d)           The Issuer shall not incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of or performance of, contingently or otherwise, whether present or future (in any such case, to “Incur”), Indebtedness; provided, however, that the Issuer may Incur Indebtedness in respect of the Notes.

(e)           The Issuer shall not liquidate or dissolve, consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of the Royalty Rights or all or any material portion of its other property and assets to, or purchase or otherwise acquire all or substantially all of the assets of, any other Person, or permit any other Person to merge with or into, or consolidate or otherwise combine with, the Issuer.

(f)           The Issuer shall not, directly or indirectly, issue, deliver or sell, or consent to issue, deliver or sell, any actual, contingent, future or executory membership interests, limited liability company interests, beneficial interests or other equity or ownership interests (however designated, whether voting or non-voting, except for any additional Stock of the Issuer issued to MedPro, provided that such additional Stock is pledged to the Trustee pursuant to the Pledge and Security Agreement, and provided, further that the Issuer shall not accept any capital contributions from MedPro after the Closing Date except for contributions of funds deposited into the Capital Account, which may be used only as provided in Section 3.1(g).

(g)           Except as otherwise provided in the LLC Operating Agreement, the Issuer shall not engage in any business or activity other than purchasing, holding and pledging the Royalty Rights, collecting the Royalty Payments, exercising its rights under and remaining a party to the Transaction Documents, issuing the Notes, and engaging in the other activities described or referred to in the Private Placement Memorandum.

(h)           The Issuer shall not, directly or indirectly, enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Issuer, except upon fair and reasonable terms no less favorable to the Issuer than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate. The parties expressly agree that each Transaction Document satisfies the provisions of this Section 5.2(h).

(i)           The Issuer shall not take any action to become subject to any proceeding of the type described in Section 4.1(f) or (g).  The Issuer shall promptly provide the Trustee with written notice of the institution of any proceeding by or against the Issuer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property. The Issuer shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its organizational documents in a manner that would adversely affect the rights, remedies, privileges or preferences of any Noteholder, the Collateral or the Royalty Rights.  The Issuer shall not, without an affirmative written resolution of all of the Members and the unanimous consent of all of the Managers (including the Independent Manager), take any action to waive, repeal, amend, vary, supplement or otherwise modify any provision of the LLC Operating Agreement that requires unanimous written consent of the Members or the Managers or limits the actions of MedPro with respect to voluntary insolvency proceedings or consents to involuntary proceedings.  The Issuer shall comply with, and cause compliance with, its certificate of formation and the LLC Operating Agreement.

(j)           The Issuer shall duly and punctually pay the principal and interest on the Notes in accordance with the terms of this Indenture and the Notes; provided, that the Issuer shall be in compliance with this covenant if it pays in full by the next succeeding Payment Date any Interest Amount on the Notes (including Additional Interest thereon) that became due and was not paid on any Payment Date, other than the Final Maturity Date.

(k)           The Issuer shall not employ any employees other than as required by any provisions of local law [or as contemplated by the LLC Operating Agreement]; provided, that the Members, the Manager and Service Providers shall not be deemed to be employees for purposes of this Section 5.2(k).

(l)           During any period in which the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall make available to any Noteholder or Beneficial Holder in connection with any sale of any or all of its Notes and any prospective purchaser of such Notes from such Noteholder or Beneficial Holder the information required by Rule 144A(d)(4) under the Securities Act.

(m)           The Issuer shall not enter into any new agreement in respect of the Royalty Rights or the Product or exercise or waive any right or option, fail to exercise any right or option or grant any consent in respect of the Royalty Rights or the Product in any manner that would, in each case, materially adversely affect the Issuer, the Issuer’s rights under the Purchase and Sale Agreement or the rights and interests of the Trustee and the Noteholders with respect thereto or the Noteholders or conflict with or cause an Event of Default under, or breach of this Indenture or any other Transaction Document.

(n)           The Issuer shall at all times enforce its rights and remedies under the Purchase and Sale Agreement and the Servicing Agreement in a timely and commercially reasonable manner; provided, that, following the occurrence and continuation of a Default or an Event of Default, the Issuer shall give written notice to the Trustee on behalf of the Noteholders of any contemplated enforcement of such rights and remedies and will follow any commercially reasonable direction of the Trustee at the Direction of Noteholders of a majority of the Outstanding Principal Balance of the Notes.

(o)           The Issuer shall maintain its existence separate and distinct from any other Person in all material respects, including taking the following actions, as appropriate:

(i)           maintaining in full effect its existence, rights and franchises as a Delaware limited liability company and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Indenture and each other instrument or agreement necessary or appropriate to properly administer this Indenture and permit and effectuate the transactions contemplated hereby and thereby;

(ii)           maintaining its own deposit accounts, separate from those of MedPro, any of its directors or officers and their respective Affiliates;

(iii)           conducting no material transactions between the Issuer and any of its Affiliates, other than entering into and performing the Transaction Documents to which it is party;

(iv)           allocating fairly and reasonably the cost of any shared overhead expenses, including office space, with MedPro, any of its directors or officers or any of their respective Affiliates;

(v)           conducting its affairs separately from those of MedPro, any of its directors or officers or any of their respective Affiliates and maintaining accurate and separate books, records and accounts and financial statements, including in connection with the purchase of the Royalty Rights from MedPro; it being agreed that performance under the Transaction Documents will not result in the Issuer’s contravening this Section 5.2(p)(v);

(vi)           acting solely in its own name and not that of any other Person, including MedPro, any of its directors or officers or any of their respective Affiliates, and at all times using its own stationery, invoices and checks separate from those of MedPro, any of its directors or officers or any of their respective Affiliates;

(vii)           not holding itself out as having agreed to pay or guarantee, or as otherwise being liable for, the obligations of MedPro, any of its directors or officers or any of their respective Affiliates;

(viii)         insuring that any financial reports prepared by the Issuer disclose the effects of the sale of the Royalty Rights from MedPro and any of its Affiliates in compliance with GAAP;

(ix)           maintaining all of its assets in its own name and not commingling its assets with those of any other Person except as required under the Transaction Documents;

(x)           paying its own operating expenses and other liabilities out of its own funds;

(xi)           paying (or causing to be paid) all of its Taxes owed by it except to the extent being challenged in good faith;

(xii)           observing all formalities required by the LLC Operating Agreement;

(xiii)          maintaining adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations;

(xiv)          not acquiring obligations of MedPro, any of its directors or officers or any of their respective Affiliates except as required under the Transaction Documents;

(xv)           holding itself out to the public as a legal entity separate and distinct from any other Person, including MedPro or any Affiliate of MedPro;

(xvi)          correcting any known misunderstanding regarding its separate identity;

(xvii)         not forming, acquiring or holding any subsidiaries; and

(xviii)       not sharing any common logo with or identifying itself as a department or division of MedPro, any of its directors or officers or any of their respective Affiliates.

(p)           The Issuer will not enter into any agreement prohibiting the ability of the Trustee or any Noteholder to amend or otherwise modify any Transaction Document; provided, that the foregoing prohibition shall not apply to restrictions contained in any Transaction Document.

(q)           The Issuer will not change, amend or alter its exact legal name at any time except following 30 days’ written notice given by the Issuer to the Trustee.

(r)           The Issuer will not assign or pledge any of its right, title or interest in the Collateral hereby assigned to anyone other than the Trustee.

(s)           The Issuer agrees that, at any time and from time to time, at the Issuer’s expense, the Issuer will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents, and take all further action, that may be necessary, in order to perfect the security interest in the Collateral and to carry out the provisions of this Indenture or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  The Issuer also agrees that, at any time and from time to time, at the Issuer’s expense, the Issuer will file (or cause to be filed) such UCC continuation statements and such other instruments or notices as may be necessary, including UCC financing statements or amendments thereto, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Trustee hereby.  The Issuer agrees that a carbon, photographic or other reproduction of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by Applicable Law.

(t)           The Issuer will cause the Trustee, Registrar and Paying Agent to maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange or purchase and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  Each of the Corporate Trust Office and each office or agency of the Trustee in the Borough of Manhattan, The City of New York shall initially be one such office or agency for all of the aforesaid purposes.  The Issuer shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee).  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.5.  The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

(u)           The Issuer shall maintain its status as an entity that is disregarded as separate from MedPro for U.S. federal income tax purposes.

Section 5.3                                Reports and Other Deliverables by the Issuer.

(a)           The Issuer shall furnish to the Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2010, a brief certificate from a Responsible Officer of the Issuer as to his or her knowledge of the Issuer’s compliance with all of its obligations under this Indenture (it being understood that, for purposes of this Section 5.3, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture but shall reflect any interest paid on the Notes by the next succeeding Payment Date as contemplated by the proviso to Section 5.2(j)).

(b)           The Issuer shall deliver written notice to the Trustee of the occurrence of (i) any Default or Event of Default under this Indenture and (ii) any of the events described in Section [6.3(e)] of the Purchase and Sale Agreement promptly and in any event within five Business Days of the Manager becoming aware of such Default, Event of Default, event or situation.

(c)           The Issuer shall deliver to Servicer, the Trustee and the Noteholder copies of all materials that the Issuer receives from MedPro pursuant to Section 6.3 of the Purchase and Sale Agreement promptly and in any event within five Business Days of the receipt of such materials; provided, that, subject to Section 5.3(d), the Issuer shall only deliver such materials to the Trustee to the extent such materials do not contain Confidential Information of Greiner.

(d)           Within 120 days after the beginning of each fiscal year commencing with the fiscal year beginning January 1, 2011, the Issuer shall furnish to the Trustee an opinion of its legal counsel, which opinion shall state whether there are any actions to be taken, including any financing statements to be filed in any office, within the period of 12 full consecutive calendar months following the date of such opinion in order to continue the perfection of the security interests granted under the Transaction Documents or to continue the effectiveness of any financing statements filed in connection with the Transaction Documents as of the date hereof.  Notwithstanding Section 5.3(c), the Issuer shall furnish Confidential Information of Greiner to the Trustee for distribution to Noteholders to the extent such distribution is permitted by Section 6.2.

ARTICLE VI

THE TRUSTEE

Section 6.1                                Acceptance of Trusts and Duties.  Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act (as if the Trust Indenture Act applied to this Indenture) and as set forth herein. The Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture and the Trust Indenture Act and agrees to receive and disburse all moneys received by it in accordance with the terms hereof. The Trustee, in its individual capacity and as Trustee, acknowledges and agrees that the Confidential Information includes confidential information of Greiner and is subject to the confidentiality provisions of this Indenture, including the limitations on transfers of the Notes and Beneficial Interests and on sales of the Collateral, and that Greiner is an express third party beneficiary of such confidentiality provisions. The Trustee in its individual capacity shall not be answerable or accountable under any circumstances except for its own willful misconduct or negligence or breach of any of its representations or warranties set forth herein, and the Trustee shall not be liable for any action or inaction of the Issuer or any other parties to any of the Transaction Documents. Any amounts received by or due to the Trustee under this Indenture, including the fees, out-of-pocket expenses and indemnities of the Trustee, shall be Expenses of the Issuer.

Section 6.2                                Copies of Documents and Other Notices.

(a)           The Trustee, upon written request, shall furnish to each requesting Noteholder included on the Approved Holder List, promptly upon receipt thereof, duplicates or copies of all reports, Notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee under this Indenture; provided, that no Confidential Information shall be furnished to a Noteholder pursuant to this Section 6.2(a) unless (i) Noteholders of not less than 10% of the Outstanding Principal Balance of the Notes have requested such information, (ii) such Noteholder shall have entered into a Supplemental Confidentiality Agreement and delivered such executed Supplemental Confidentiality Agreement to the Registrar and (iii) an Event of Default shall have occurred and be continuing.

(b)           The Trustee shall furnish to Noteholders included on the Approved Holder List and Servicer promptly after receipt thereof a copy of the notice of any dispute between MedPro and Greiner in respect of the Manufacturing Agreement it receives from MedPro as contemplated by Section 6.1(g) of the Purchase and Sale Agreement.

Section 6.3                                Representations and Warranties.  The Trustee does not make and shall not be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any other document or instrument or as to the correctness of any statement contained in any thereof, except that the Trustee in its individual capacity hereby represents and warrants to the Issuer and to each Secured Party as follows:

(a)           The Trustee is a national banking association and is validly existing and in good standing under the laws of the United States of America, and is duly authorized and licensed under applicable law to conduct its business as presently conducted.

(b)           The Trustee has all requisite right, power and authority to execute and deliver this Indenture and its related documents and to perform all of its duties as Trustee hereunder and thereunder.

(c)           The execution and delivery by the Trustee of this Indenture and the other Transaction Documents to which it is a party, and the performance by the Trustee of its duties hereunder and thereunder, have been duly authorized by all necessary corporate proceedings, and no further approvals or filings, including any governmental approvals, are required for the valid execution and delivery by the Trustee, or the performance by the Trustee, of this Indenture and such other Transaction Documents to which it is a party.

(d)           The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party (i) do not violate any provision of any law or regulation governing it or any order, writ, judgment or decree of any court, arbitrator or Governmental Authority applicable to it or any of its assets and (ii) do not violate any provision of its corporate charter or by-laws.

(e)           The execution, delivery and performance by the Trustee of this Indenture and the other Transaction Documents to which it is a party, do not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any action in respect of, any governmental authority governing the banking and trust powers of the Trustee.

(f)           The Trustee has duly executed and delivered this Indenture and each other Transaction Document to which it is a party, and each of this Indenture and each such other Transaction Document constitutes the legal, valid and binding obligation of the Trustee in accordance with its terms, except as (i) such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

Section 6.4                                Reliance; Agents; Advice of Counsel.  The Trustee shall incur no liability to anyone acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a copy of a resolution of, in the case of the Issuer, the Manager and, in the case of any other party to any Transaction Document, the governing body of such Person, certified in an accompanying Officer’s Certificate as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Trustee shall be entitled to receive and may for all purposes hereof conclusively rely on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. To the extent not otherwise specifically provided herein, the Trustee shall assume, and shall be fully protected in assuming, that the Issuer is authorized by its constitutional documents to enter into this Indenture and to take all action permitted to be taken by it pursuant to the provisions hereof and shall not be required to inquire into the authorization of the Issuer with respect thereto. To the extent not otherwise specifically provided herein, the Trustee shall furnish to Servicer upon written request such information and copies of such documents as the Trustee may have and as are necessary for Servicer to perform its duties under Article II and Article III or otherwise.

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the Direction of the Noteholders in accordance with Section 4.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

The Trustee may consult with counsel as to any matter relating to this Indenture and any Opinion of Counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or Direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of the Issuer or Servicer under this Indenture or any of the other Transaction Documents.

The Trustee shall not be liable for any Losses or Taxes (except for Taxes relating to any compensation, fees or commissions of any entity acting in its capacity as Trustee hereunder) or in connection with the selection of Eligible Investments or for any investment losses resulting from Eligible Investments.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1(e) or Section 4.1(f), such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.

The Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer of the Trustee obtains actual knowledge of such event or has received written notice of such event from the Issuer, Servicer or Noteholders of not less than 10% of the Outstanding Principal Balance of the Notes.

The Trustee shall have no duty to monitor the performance of the Issuer, Servicer or any other party to the Transaction Documents, nor shall it have any liability in connection with the malfeasance or nonfeasance by such parties.

Whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by a Responsible Officer of the Issuer and delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest any cash held in the Accounts in the absence of timely and specific written investment direction by or on behalf of the Issuer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Issuer to provide timely written investment direction.

When the Trustee incurs expenses after the occurrence of a Default specified in Section 4.1 with respect to the Issuer, if the surviving entity has failed to honor such obligation, the expenses are intended to constitute expenses of administration under any insolvency law or under Title 11 of the United States Code.

Section 6.5                                Not Acting in Individual Capacity.  The Trustee acts hereunder solely as trustee unless otherwise expressly provided, and all Persons, other than the Noteholders to the extent expressly provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall look, subject to the lien and priorities of payment as herein provided, only to the property of the Issuer for payment or satisfaction thereof

Section 6.6                                Compensation of Trustee.  The Trustee agrees that it shall have no right against the Noteholders or, except as provided in Section 3.5(a) or Section 3.7(a), the property of the Issuer, for any fee as compensation for its services hereunder. The Issuer shall pay to the Trustee from time to time such compensation as is agreed between the two parties. The compensation shall be paid to the Trustee as provided in Section 3.5(a) and Section 3.7(a).

Section 6.7                                Notice of Defaults.  As promptly as practicable after, and in any event within 30 days after, the occurrence of any Default hereunder, the Trustee shall transmit by mail to the Issuer and the Noteholders, in accordance with Section 313(c) of the Trust Indenture Act, notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default on the payment of the interest or principal on any Note, the Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

Section 6.8                                May Hold Notes.  The Trustee, any Paying Agent, the Registrar or any of their Affiliates or any other agent in their respective individual or any other capacity may become the owner or pledgee of the Notes and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

Section 6.9                                Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of any federal, state, foreign, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section 6.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.9 to act as Trustee, the Trustee shall resign immediately as Trustee in the manner and with the effect specified in Section 7.1.

Section 6.10                                Reports by the Trustee.  Within 60 days after May 15 of each year commencing with the first full calendar year following the issuance of the Notes, the Trustee shall, if required by Section 313(a) of the Trust Indenture Act, transmit to the Noteholders, as provided in Section 313(c) of the Trust Indenture Act, a brief report describing, among other things, any changes in eligibility and qualifications of the Trustee.

Section 6.11                                Calculation Agent.  The Trustee shall act as the Calculation Agent hereunder. Subject to the approval of the Issuer and Noteholders of a majority of the Outstanding Principal Balance of the Notes, another Person may become the Calculation Agent on such terms as shall be approved by them. To the extent not otherwise specifically provided herein, the Trustee shall furnish to the Calculation Agent, and the Calculation Agent shall furnish to the Trustee, upon written request such information and copies of such documents as the Trustee or the Calculation Agent may have and as are necessary for the Calculation Agent and the Trustee to perform their respective duties under Article III or otherwise.

Section 6.12                                Pledge and Security Agreement.  The Trustee shall enter into the Pledge and Security Agreement with MedPro on the Closing Date and shall hold the collateral pledged thereunder as part of the Indenture Estate. The provisions of this Article VI shall apply to the Trustee’s exercise of rights and remedies under the Pledge and Security Agreement, mutatis mutandis.

Section 6.13                                Supplemental Confidentiality Agreements.  The Registrar shall retain copies of all Supplemental Confidentiality Agreements received pursuant to Section 6.2. The Issuer shall have the right to inspect and make copies of all such Supplemental Confidentiality Agreements at any reasonable time upon the giving of reasonable written notice to the Registrar. Forms of Supplemental Confidentiality Agreements will be available to Noteholders, Agent Members and Beneficial Holders initially at the Corporate Trust Office. Each such Supplemental Confidentiality Agreement shall be delivered to the Registrar promptly upon execution by the parties thereto. The Registrar shall, within two Business Days of receipt of any such executed Supplemental Confidentiality Agreement, furnish a copy of such executed Supplemental Confidentiality Agreement to the Trustee, the Issuer and Servicer and shall send additional copies of any such Supplemental Confidentiality Agreements to the Issuer and Servicer from time from time on written request from such Person.

Section 6.14                                Custody of the Collateral.  The Trustee shall hold such of the Indenture Estate as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (a) such investment property shall at all times be credited to a securities account of the Trustee, (b) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other Person, (e) such securities intermediary will not agree with any Person other than the Trustee to comply with entitlement orders originated by such other Person, (f) such securities account and the property credited thereto shall not be subject to any lien, security interest or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee) and (g) such agreement shall be governed by the laws of the State of New York. Except as permitted by this Section 6.14, the Trustee shall not hold any part of the Indenture Estate through an agent or a nominee.

Section 6.15                                Preservation and Disclosure of Noteholder Lists.  The Registrar shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders received by it. At any time when a default or an Event of Default has occurred and is continuing, in case either (a) three or more Noteholders that have executed and delivered to the Registrar a Confidentiality Agreement or (b) one or more Noteholders of at least 25% of the Outstanding Principal Balance of the Notes that have executed and delivered to the Registrar a Confidentiality Agreement (in each case, “Applicants”) apply in writing to the Registrar and furnish to the Registrar reasonable proof that each such Applicant has owned a Note for a period of at least three months preceding the date of such application, and such application states that the Applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and such application is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Registrar shall, within five Business Days after the receipt of such application, inform such Applicants as to the approximate number of Noteholders whose names and addresses appear in such information and as to the approximate cost of mailing to such Noteholders the form of proxy or other communication, if any, specified in such application. The Registrar shall, upon the written request of such Applicants, mail to each Noteholder whose name and address appears in such information a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Registrar of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing. Each and every Noteholder, by receiving and holding the same, agrees with the Issuer and the Registrar that neither the Registrar nor any agent of the Issuer or the Registrar shall be held accountable by reason of mailing any material pursuant to a request made under this Section 6.15.

Section 6.16                                Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.  In order to comply with Applicable Laws in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify and record certain information relating to Persons that maintain a business relationship with the Trustee.  Accordingly, the Issuer agrees to provide to the Trustee upon its request from time to time such identifying information and documentation as may be available for the Issuer in order to enable the Trustee to comply with such Applicable Laws.

Section 6.17                                Jurisdiction of Trustee.  Each of the Issuer and the Trustee agrees that the State of New York shall be the Trustee’s jurisdiction for purposes of Sections 8-110, 9-304 and 9-305 of the UCC.

ARTICLE VII

SUCCESSOR TRUSTEES

Section 7.1                                Resignation and Removal of Trustee.  The Trustee may resign at any time without cause by giving at least 30 days’ prior written notice to the Issuer, Servicer and the Noteholders. Noteholders of a majority of the Outstanding Principal Balance of the Notes may at any time remove the Trustee without cause, with the consent of the Issuer (such consent not to be unreasonably withheld) if no Event of Default shall have occurred and be continuing, by an instrument in writing delivered to the Issuer, Servicer and the Trustee being removed. In addition, the Issuer may remove the Trustee if (a) such Trustee fails to comply with Section 310 of the Trust Indenture Act after written request therefor by the Issuer or the Noteholders who have been bona fide Noteholders for at least six months, (b) such Trustee fails to comply with Section 7.2(c) or any other provision hereof, (c) such Trustee is adjudged a bankrupt or an insolvent, (d) a receiver or public officer takes charge of such Trustee or its property or (e) such Trustee becomes incapable of acting. References to the Trustee in this Indenture include any successor Trustee appointed in accordance with this Article VII. Any resignation or removal of the Trustee pursuant to this Section 7.1 shall not be effective until a successor Trustee shall have been duly appointed and vested as Trustee pursuant to Section 7.2.

Section 7.2                                Appointment of Successor.

(a)           In the case of the resignation or removal of the Trustee under Section 7.1, the Issuer shall promptly appoint a successor Trustee; provided, that the Noteholders of a majority of the Outstanding Principal Balance of the Notes may appoint, within one year after such resignation or removal, a successor Trustee which may be other than the successor Trustee appointed by the Issuer, and such successor Trustee appointed by the Issuer shall be superseded by the successor Trustee so appointed by the Noteholders. If a successor Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the Trustee gives notice of resignation, the retiring Trustee, the Issuer, Servicer or a majority of the Outstanding Principal Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee. Any successor Trustee so appointed by such court shall immediately and without further act be superseded by any successor Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.

(b)           Any successor Trustee, however appointed, shall execute and deliver to the Issuer, Servicer and the predecessor Trustee an instrument accepting such appointment, and thereupon such successor Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of such predecessor Trustee hereunder in the trusts hereunder applicable to it with like effect as if originally named the Trustee herein; provided, that, upon the written request of such successor Trustee, such predecessor Trustee shall, upon payment of all amounts due and owing to it, execute and deliver an instrument transferring to such successor Trustee, upon the trusts herein expressed applicable to it, all the estates, properties, rights, powers and trusts of such predecessor Trustee, and such predecessor Trustee shall duly assign, transfer, deliver and pay over to such successor Trustee all moneys or other property then held by such predecessor Trustee hereunder solely for the benefit of the Notes.

(c)           Each Trustee shall be an Eligible Institution and shall meet the Eligibility Requirements, if there be such an institution willing, able and legally qualified to perform the duties of a Trustee hereunder.

(d)           Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person to which all or substantially all of the corporate trust business of the Trustee (including the administration of the trust created by this Indenture) may be transferred, shall, subject to the terms of Section 7.2(c), be the Trustee under this Indenture without further act.

ARTICLE VIII

INDEMNITY

Section 8.1                                Indemnity.  The Issuer shall indemnify and defend the Trustee (and its officers, directors, managers, employees and agents) for, and hold it harmless from and against, and reimburse the Trustee for, any loss, liability or expense incurred by it without bad faith, gross negligence or willful misconduct on its part in connection with the acceptance or administration of this Indenture and its performance of its duties under this Indenture and the Notes or any other Transaction Documents to which the Trustee is a party, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties, and hold it harmless against any loss, liability or reasonable expense incurred without bad faith, gross negligence or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken in reliance on any Officer’s Certificate furnished hereunder, or the failure to furnish any such Officer’s Certificate required to be furnished hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity; provided, however, that failure to provide such notice shall not invalidate any right to indemnity hereunder. The Issuer shall defend any such claim and the Trustee shall cooperate in the defense thereof.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one separate outside counsel for the Trustee. The Issuer need not pay for any settlements made without its consent; provided, that such consent shall not be unreasonably withheld or delayed. The Issuer need not reimburse any expense or provide any indemnity against any loss, liability or expense incurred by the Trustee through bad faith, gross negligence or willful misconduct.

Section 8.2                                Noteholders’ Indemnity.  The Trustee shall be entitled, subject to such Trustee’s duty during a Default to act with the required standard of care, to be indemnified by the Noteholders before proceeding to exercise any right or power under this Indenture at the request or Direction of such Noteholders.

Section 8.3                                Survival.  The provisions of Section 8.1 and Section 8.2 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

ARTICLE IX

MODIFICATION

Section 9.1                                Modification with Consent of Noteholders.  With the consent of Noteholders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote or act of such Noteholders, the Issuer, when authorized by a Manager Resolution, may amend or modify this Indenture, the Notes, the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the MedPro Guarantee or the Servicing Agreement or to consent to the amendment or modification of the Pledge and Security Agreement, the Purchase and Sale Agreement, the Bill of Sale, the MedPro Guarantee or the Servicing Agreement (or the waiver of any provision thereof) or the Notes. However, no amendment or modification of this Indenture, the Notes, the Pledge and Security Agreement or the MedPro Guarantee may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the Notes affected thereby:

(a)           reduce the percentage of Noteholders required to take or approve any action hereunder or thereunder;

(b)           reduce the amount or change the time of payment of any amount owing or payable with respect to the Notes or change the rate of interest or change the manner of calculation of interest payable with respect to the Notes;

(c)           alter or modify in a manner adverse to the Noteholders the provisions with respect to the Collateral for the Notes or the MedPro Guarantee or the Pledge and Security Agreement or the manner of payment or the order of priorities in which payments or distributions hereunder will be made as between the Noteholders of such Notes and the Issuer or as among the Noteholders; or

(d)           consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders;

provided, that the Noteholders of a majority of the Outstanding Principal Balance of the Notes, by written notice to the Trustee, may waive any Default or Event of Default pursuant to Section 4.5.

It shall not be necessary for the consent of the Noteholders under this Section 9.1 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.  Any such modification approved by the required Noteholders will be binding on all Noteholders and each party to this Indenture.

After an amendment under this Section 9.1 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment. Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.1 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.2                                Modification Without Consent of Noteholder.  The Trustee may agree, without the consent of any Noteholder:

(a)           to evidence the succession of a successor to the Trustee, the removal of the Trustee or the appointment of any separate or additional trustee or trustees and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustees;

(b)           to correct, confirm or amplify the description of any property at any time subject to the lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(c)           to cure any ambiguity in, correct or supplement any defective or inconsistent provision of this Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the MedPro Guarantee or the Pledge and Security Agreement, in any manner that will not, in the judgment of the Trustee, adversely affect the interests of the Noteholders;

(d)           to grant or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with this Indenture;

(e)           to add to the covenants or agreements to be observed by the Issuer, which are not contrary to this Indenture, or to add Events of Default for the benefit of the Noteholders;

(f)           to comply with the requirements of the SEC or any regulatory body or any applicable law, rules or regulations; or

(g)           to effect any indenture supplemental hereto or any other amendment, modification, supplement, waiver or consent with respect to this Indenture, the Notes, the Purchase and Sale Agreement, the Bill of Sale, the Servicing Agreement, the MedPro Guarantee or the Pledge and Security Agreement; provided, that such indenture supplemental hereto, amendment, modification, supplement, waiver or consent will not adversely affect the interests of the Noteholders as confirmed in an Officer’s Certificate of the Issuer and the Trustee.

After an amendment under this Section 9.2 becomes effective, the Issuer or, at the direction of the Issuer, the Trustee shall mail to the Noteholders a notice briefly describing such amendment and a copy of such amendment. Any failure of the Issuer or the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

After an amendment under this Section 9.2 becomes effective, it shall bind every Noteholder, whether or not notation thereof is made on any Note held by such Noteholder.

Section 9.3                                Execution of Amendments by Trustee.  In executing, or accepting the additional trusts created by, any amendment or modification to this Indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4                                Conformity with Trust Indenture Act.  Every indenture supplemental hereto pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE X

DISCHARGE OF INDENTURE

Section 10.1                                Discharge of Indenture.

(a)           When (i) all outstanding Secured Obligations have been satisfied and the Issuer delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.8) for cancellation or (ii) all Outstanding Notes have become due and payable, whether at maturity or otherwise, and the Issuer irrevocably deposits in the Collection Account funds sufficient to pay all remaining Trustee Expenses and Other Expenses accrued and payable through such date and to pay all principal and interest on outstanding Notes at maturity or earlier acceleration (including any Incremental Interest Payment), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Section 10.1(b), cease to be of further effect and the security interest granted to the Trustee hereunder in the Collateral and the Indenture Estate shall terminate. The Trustee shall acknowledge satisfaction and discharge of this Indenture, and file all UCC termination statements and similar documents prepared by the Issuer, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel, at the cost and expense of the Issuer, to the effect that any conditions precedent to a discharge of this Indenture have been met.

(b)           Notwithstanding Section 10.1(a), the Issuer’s obligations in Section 8.1 and the Trustee’s obligations in Section 11.13 shall survive the satisfaction and discharge of this Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.1                                Right of Trustee to Perform.  If the Issuer for any reason fails to observe or punctually to perform any of its obligations to the Trustee, whether under this Indenture, under any of the other Transaction Documents or otherwise, the Trustee shall have the power (but shall have no obligation), on behalf of or in the name of the Issuer or otherwise, to perform such obligations or cause performance of such obligations and to take any steps which the Trustee may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Issuer, in which case the reasonable expenses of the Trustee, including the fees and expenses of its counsel, incurred in connection therewith shall be payable by the Issuer under Section 8.1; provided, that no exercise or failure to exercise this power by the Trustee shall in any way prejudice the Trustee’s other rights under this Indenture or any of the other Transaction Documents.

Section 11.2                                Waiver.  Any waiver by any party of any provision of this Indenture or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Indenture by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Trustee to exercise, and no delay on its part in exercising, any right or remedy under this Indenture will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Indenture are cumulative and not exclusive of any rights or remedies provided by law.

Section 11.3                                Severability.  In the event that any provision of this Indenture or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Indenture shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable, and the remainder of this Indenture, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Indenture. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Trustee hereunder is unavailable or unenforceable shall not affect in any way the ability of the Trustee to pursue any other remedy available to it.

Section 11.4                                Restrictions on Exercise of Certain Rights.  The Trustee may sue for recovery or take any other steps for the purpose of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Issuer. Each of the Noteholders shall at all times be deemed to have agreed by virtue of the acceptance of the Notes that only the Trustee, except as provided in Section 4.4, may take any steps for the purpose of procuring the appointment of an administrative receiver, examiner, receiver or similar officer or the making of an administration order or for instituting any bankruptcy, reorganization, arrangement, insolvency, winding-up, liquidation, composition, examination or any like proceedings under Applicable Law.

Section 11.5                                Notices.  All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) upon receipt when sent by an overnight courier, (c) on the date personally delivered to an authorized officer of the party to which sent, (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt or (e) in the case of reports under Article III and any other report which is of a routine nature, on the date sent by first class mail or overnight courier or transmitted by legible telecopier transmission, in all cases, with a copy emailed to the recipient at the applicable address, addressed to the recipient as follows:

if to the Issuer, to:

MedPro Investments, LLC
c/o MedPro Safety Products, Inc.
817 Winchester Road
Lexington, Kentucky  40505
Attention:  Marc T. Ray
Telephone:  859-225-5375
Facsimile:  859-225-5347
Email:  mray@medprosafety.com

if to MedPro, to:

MedPro Safety Products, Inc.
817 Winchester Road
Lexington, Kentucky  40505
Attention:  Marc T. Ray
Telephone:  859-225-5375
Facsimile:  859-225-5347
Email:  mray@medprosafety.com

if to Servicer, to:

MedPro Safety Products, Inc.
817 Winchester Road
Lexington, Kentucky  40505
Attention:  Marc T. Ray
Telephone:  859-225-5375
Facsimile:  859-225-5347
Email:  mray@medprosafety.com

If to Greiner, to:
Helene Restrepo
Greiner Bio-One GmbH
Bad Haller Straße 32
A-4550 Kremsmünster
Austria
Telephone:  011 43 7583 6791-0
Facsimile:  011 43 7583 6318
Email:  Helene.Restrepo@gbo.com

if to the Trustee, the Registrar, the Paying Agent or the Calculation Agent, to:

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, Massachusetts  02110
Attention:  Corporate Trust Services (MedPro Investments)
Telephone:  (617) 603-6553
Facsimile:  (617) 603-6683

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent; provided, however, in the case of Greiner, such notice may be given by Servicer.

Section 11.6                                Assignments.  This Indenture shall be a continuing obligation of the Issuer and shall (a) be binding upon the Issuer and its successors and assigns and (b) inure to the benefit of and be enforceable by the Trustee and by its successors, transferees and assigns. The Issuer may not assign any of its obligations under this Indenture or delegate any of its duties hereunder.

Section 11.7                                Indebtedness.  The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness.  The Issuer, by entering into this Indenture, and each Noteholder or Beneficial Holder agree to treat the Notes as indebtedness for all such purposes.

Section 11.8                                Application to Court.  The Trustee may at any time after the service of an Acceleration Notice apply to any court of competent jurisdiction for an order that the terms of this Indenture be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Indenture as the Trustee shall deem fit, and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Noteholders and shall be indemnified by the Issuer against all costs, charges and expenses incurred by it in relation to any such application or proceedings.

Section 11.9                                GOVERNING LAW.  THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.10                                Jurisdiction.

(a)           Each of the parties hereto agrees that the U.S. federal and State of New York courts located in the Borough of Manhattan, The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and, for such purposes, submits to the jurisdiction of such courts. Each of the parties hereto waives any objection which it might now or hereafter have to the U.S. federal or State of New York courts located in the Borough of Manhattan, The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Indenture and agrees not to claim that any such court is not a convenient or appropriate forum. Each of the parties hereto has irrevocably designated, appointed and empowered the respective Persons named in Exhibit C as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against such party in any United States or state court arising out of or relating to this Indenture or the Notes. If for any reason any such designee, appointee and agent hereunder shall cease to be available to act as such, such party agrees to designate a new designee, appointee and agent in the Borough of Manhattan, The City of New York on the terms and for the purposes of this Section 11.9 satisfactory to such other party. Each party further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against such party by serving a copy thereof upon the relevant agent for service of process referred to in this Section 11.9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified mail, postage prepaid, to such party at its address specified in or designated pursuant to this Indenture. Each party agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Issuer or the Trustee and the Noteholders, as the case may be, to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over such party or bring suits, actions or proceedings against such party in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(b)           The submission to the jurisdiction of the courts referred to in Section 11.9(a) shall not (and shall not be construed so as to) limit the right of the Trustee to take proceedings against the Issuer in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)           Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Indenture to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

(d)           If, for the purpose of obtaining a judgment or order in any court, it is necessary to convert a sum due hereunder to any Noteholder from U.S. dollars into another currency, the Issuer has agreed, and each Noteholder by holding a Note will be deemed to have agreed, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, such Noteholder could purchase U.S. dollars with such other currency in the Borough of Manhattan, The City of New York on the Business Day preceding the day on which final judgment is given.

(e)           The obligation of the Issuer in respect of any sum payable by it to a Noteholder shall, notwithstanding any judgment or order in a currency other than U.S. dollars (the “Judgment Currency”), be discharged only to the extent that, on the Business Day following receipt by such Noteholder of such security of any sum adjudged to be so due in the Judgment Currency, such Noteholder may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency.  If the amount of U.S. dollars so purchased is less than the sum originally due to such Noteholder in the Judgment Currency (determined in the manner set forth in Section 12.9(c)), the Issuer agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Noteholder against such loss, and, if the amount of the U.S. dollars so purchased exceeds the sum originally due to such Noteholder, such Noteholder agrees to remit to the Issuer such excess, provided that such Noteholder shall have no obligation to remit any such excess as long as the Issuer shall have failed to pay such Noteholder any obligations due and payable under the Notes of such Noteholder, in which case such excess may be applied to such obligations of the Issuer under such Notes in accordance with the terms thereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

(f)           EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE OR ANY MATTER ARISING HEREUNDER.

Section 11.11                                Counterparts.  This Indenture may be executed in one or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 11.12                                Table of Contents and Headings.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.13                                Trust Indenture Act.  This Indenture shall not be qualified under the Trust Indenture Act and shall not be subject to the provisions of the Trust Indenture Act, although it shall incorporate such provisions for ease of reference.

Section 11.14                                Confidential Information of Greiner.  The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all Confidential Information provided to the Trustee by MedPro is considered to be proprietary and confidential information of Greiner.  The Trustee agrees to take all reasonable precautions necessary to keep the Confidential Information confidential, which precautions shall be no less stringent than those which the Trustee employs to protect its own confidential information. The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any Confidential Information without the prior written consent of Greiner, as the case may be. In addition, the Trustee agrees to be bound by the provisions of Article 8 of the Manufacturing Agreement (as set out in Exhibit J) to the extent it receives Confidential Information pursuant to Section 5.3 of this Indenture or Section 4.1 of the Servicing Agreement. The Trustee shall limit access to Confidential information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of Confidential Information is necessary for the purposes described above; provided, however, that in each case, such party has expressly agreed to maintain such Confidential Information in confidence under terms and conditions substantially identical to the terms of this Section 11.13.

The Trustee agrees that Greiner has no responsibility whatsoever for any reliance on Confidential Information by the Trustee or by any Person to whom the Confidential Information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise. Without limiting the generality of the foregoing, the Trustee agrees that Greiner makes no representation or warranty whatsoever to it with respect to Confidential Information or its suitability for such purposes.  The Trustee further agrees that it shall not acquire any rights against Greiner or any employee, officer, director, manager, representative or agent of Greiner (together with Greiner, “Confidential Parties”) as a result of the disclosure of Confidential Information to the Trustee or to any Noteholder or Beneficial Holder and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is required to disclose any Confidential Information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such Confidential Information only to the extent necessary for such compliance; provided, however, that it shall give Greiner and the Issuer reasonable advance written notice of any such court proceeding in which such disclosure may be required pursuant to a court order so as to afford Greiner a full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with Greiner in opposing such order and in securing confidential treatment of any Confidential Information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

The Trustee agrees that Greiner is an express third-party beneficiary of the provisions of this Section 11.13.

Each of the Calculation Agent and the Registrar agrees to be bound by this Section 11.13 to the same extent as the Trustee.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

MEDPRO INVESTMENTS, LLC

By:	/s/ Marc T. Ray
Name: Marc T. Ray
Title: Manager

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David W. Doucette
Name: David W. Doucette
Title: Vice President

Signature Page to the Indenture

EXHIBIT A

FORM OF NOTE

[INSERT THE APPLICABLE LEGEND(S) SET FORTH IN SECTION 2.2]

MEDPRO INVESTMENTS, LLC

MedPro Investments Senior Secured 14% Notes Due 2016

No. _________ CUSIP: _________

U.S.[$___________]

MEDPRO INVESTMENTS, LLC, a limited liability company organized under the laws of the State of Delaware (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal amount of ______________________________ Dollars ($______________________) on or before October 30, 2016 (the “Final Maturity Date”) and to pay interest quarterly in arrears on the Outstanding Principal Balance hereof at a rate per annum equal to 14% (the “Stated Rate of Interest”), from the date hereof until the Outstanding Principal Balance hereof is paid or duly provided for; provided, that the Stated Rate of Interest may be increased by seventy-five hundredths of a percent (0.75%) during certain periods of time as further described in the Indenture (as defined below); provided, further, that after the occurrence and during the continuance of a Default or an Event of Default, the Outstanding Principal Balance hereof shall accrue interest at the Default Rate.

Interest on this Note will be payable quarterly in arrears on January 30, April 30, July 30 and October 30 (each a “Payment Date”) of each year, commencing October 30, 2010.  Interest on this Note will be calculated on the basis of a 360 day year consisting of twelve thirty day months (except that the initial interest accrual period will commence on the Closing Date and end on, but exclude, the first Payment Date).  If the Available Collections Amount on any Payment Date on or prior to January 30, 2013 are insufficient to pay all of the interest required to be paid in cash on such Payment Date, then any funds in the Reserve Account and, to the extent set forth in the Indenture (as defined below), the Capital Account will be used to pay such shortfall.  Interest not paid on any Payment Date shall be payable in full not later than the immediately succeeding Payment Date, together with Additional Interest on the amount of unpaid interest from the Payment Date on which such interest was due until the date on which such interest is paid, compounded quarterly, until paid. If such shortfall (and interest thereon) is not paid in full by the succeeding Payment Date, then an Event of Default under the Indenture will occur.

This Note also evidences the right to receive the Incremental Interest Payment as further provided under the Indenture.

This Note is a duly authorized issue of Notes of the Issuer, designated as its “MedPro Investments Senior Secured 14% Notes Due 2016”, issued under the Indenture dated as of September 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Indenture”), between the Issuer and U.S. Bank National Association, as trustee (including any successor appointed in accordance with the terms of the Indenture, the “Trustee”). All capitalized terms used in this Note and not defined herein shall have the respective meanings assigned to such terms in the Indenture. Reference is made to the Indenture and all indentures supplemental thereto for a statement of the respective rights and obligations thereunder of the Issuer, the Trustee and the Noteholders. This Note is subject to all terms of the Indenture.

The Issuer will pay the Outstanding Principal Balance of this Note on or prior to the Final Maturity Date on the Payment Dates and in the amounts specified in the Indenture, as further provided in Section 3.7 of the Indenture, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Indenture.

The Interest Amount payable on each Payment Date shall be paid as set forth in Section 3.7 of the Indenture.

The maturity of this Note is subject to acceleration upon the occurrence and during the continuance of the Events of Default specified in the Indenture.

Without the consent of Noteholders of 100% of the Outstanding Principal Balance of the Notes, the Issuer shall not be permitted to optionally redeem, repurchase, defease, acquire, retire, refinance or otherwise pay or repay the Notes prior to the Final Maturity Date.

Any amount of interest on this Note that is not paid when due shall, to the fullest extent permitted by applicable law, bear interest (“Additional Interest”) at an interest rate per annum equal to the Stated Rate of Interest from the date when due until such amount is paid or duly provided for, compounded quarterly and payable on the next succeeding Payment Date, subject to the availability of the Available Collections Amount therefor after making payments entitled to priority under Section 3.7 of the Indenture.

This Note is and will be secured by the Collateral pledged as security therefor as provided in the Indenture and the other Transaction Documents.  This Note is guaranteed by MedPro pursuant to the MedPro Guarantee.

Subject to and in accordance with the terms of the Indenture, there will be distributed quarterly from the Collection Account on each Payment Date commencing on October 30, 2010, to the Person in whose name this Note is registered at the close of business on the Record Date with respect to such Payment Date, in the manner specified in Section 3.7 of the Indenture, such Person’s pro rata share (based on the aggregate percentage of the Outstanding Principal Balance of the Notes held by such Person) of the aggregate amount distributable to all Noteholders on such Payment Date.

All amounts payable in respect of this Note shall be payable in U.S. dollars in the manner provided in the Indenture to the Noteholder hereof on the Record Date relating to such payment. The final payment with respect to this Note, however, shall be made only upon presentation and surrender of this Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent. At such time, if any, as this Note is issued in the form of one or more Definitive Notes, payments on a Payment Date shall be made by check mailed to each Noteholder of such a Definitive Note on the applicable Record Date at its address appearing on the Register maintained with respect to the Notes. Alternatively, upon application in writing to the Trustee, not later than the applicable Record Date, by a Noteholder, any such payments shall be made by wire transfer to an account designated by such Noteholder at a financial institution in New York City. The final payment with respect to any such Definitive Note, however, shall be made only upon presentation and surrender of such Definitive Note by the Noteholder or its agent at the Corporate Trust Office or agency of the Trustee or Paying Agent. Notwithstanding the foregoing, payments in respect of this Note issued in the form of a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the account specified by DTC. Any reduction in the Outstanding Principal Balance of this Note (or any one or more predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Noteholders of this Note and of any Note issued upon the registration of transfer of, in exchange or in lieu of this Note, whether or not noted hereon.

The Noteholder of this Note agrees, by acceptance hereof, to pay over to the Trustee any money (including principal and interest) paid to it in respect of this Note in the event that the Trustee, acting in good faith, determines subsequently that such monies were not paid in accordance with the priority of payment provisions of the Indenture or as a result of any other mistake of fact or law on the part of the Trustee in making such payment.

This Note is issuable only in registered form. A Noteholder or Beneficial Holder may transfer this Note or a Beneficial Interest herein only by delivery of a written application to the Registrar stating the name of the proposed transferee, a Confidentiality Agreement duly executed and delivered to the Registrar by such transferee and otherwise complying with the terms of the Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. When this Note is presented to the Registrar with a request to register the transfer or to exchange it for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including, in the case of a transfer, that such Note is duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Noteholder thereof or by an attorney who is authorized in writing to act on behalf of the Noteholder and that the transferee has executed and delivered to the Registrar a Confidentiality Agreement). No service charge shall be made for any registration of transfer or exchange of this Note, but the party requesting such new Note or Notes may be required to pay a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith. This Note may not be transferred to any Person engaged in the business of developing, manufacturing or marketing biotechnology, diagnostics, pharmaceutical, medicine, and in vitro diagnostics  products, or any Affiliate of such a Person.

Prior to the registration of transfer of this Note, the Issuer and the Trustee may deem and treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the absolute owner and Noteholder hereof for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and neither the Issuer nor the Trustee shall be affected by notice to the contrary.

The Indenture permits the amendment or modification of the Indenture and the Notes by the Issuer with the consent of the Noteholders of a majority of the Outstanding Principal Balance of the Notes on the date of any vote or act of such Noteholders. However, no amendment or modification of the Indenture or the Notes may, without the consent of Noteholders of 100% of the Outstanding Principal Balance of the Notes affected thereby, (1) reduce the percentage of Noteholders required to take or approve any action under the Indenture, (ii) reduce the amount or change the time of payment of any amount owing or payable with respect to the Notes or change the rate of interest or change the manner of calculation of interest payable with respect to the Notes, (iii) alter or modify the provisions with respect to the Collateral for the Notes or the manner of payment or the order of priorities in which payments or distributions under the Indenture will be made as between the Noteholders and the Issuer or as among the Noteholders or (iv) consent to any assignment of the Issuer’s rights to a party other than the Trustee for the benefit of the Noteholders. Any such amendment or modification shall be binding on every Noteholder hereof, whether or not notation thereof is made upon this Note.

The Indenture also contains provisions permitting the Noteholders of a majority of the Outstanding Principal Balance of the Notes, on behalf of all of the Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon all present and future Noteholders and of any Note issued upon the registration of transfer of, in exchange or in lieu of this Note, whether or not notation of such consent or waiver is made upon this Note.

The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Trustee and the Noteholders under the Indenture.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized Manager.

MEDPRO INVESTMENTS, LLC

Date: ____________, 2010	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Note is one of the MedPro Investments Senior Secured 14% Notes Due 2016 designated above and referred to in the within-mentioned indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

Date: ____________, 2010	By:
Authorized Signatory

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No. ____________________

(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing ___________________________________________ attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date	Signature of Transferor

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

[THE FOLLOWING PROVISIONS TO BE

INCLUDED ON ALL NOTES OTHER THAN

PERMANENT REGULATION S GLOBAL NOTES]

In connection with any transfer of the within-mentioned Note occurring prior to the time that is the end of the applicable period with respect to Rule 144 under the Securities Act as set forth in the legend included in the Note, the undersigned confirms without utilizing any general solicitation or general advertising that:

[Check One]

___ (a) the within-mentioned Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder

___ (b) the within-mentioned Note is being transferred other than in accordance with clause (a) above and documents are being furnished which comply with the conditions of transfer set forth in the within-mentioned Note and the Indenture

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register the within-mentioned Note in the name of any Person other than the Noteholder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.11 of the Indenture shall have been satisfied.

Date	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing the within-mentioned Note for its own account or an account with respect to which it exercises sole investment discretion and that each of it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A and has executed and delivered to the Registrar a Confidentiality Agreement.

Dated:  ______________________

____________________________________
Executive Officer

SCHEDULE I

MEDPRO INVESTMENTS, LLC

MedPro Investments Senior Secured 14% Notes Due 2016

No. ___

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian

EXHIBIT B

FORM OF RESALE CONFIDENTIALITY AGREEMENT

No. ____
MEDPRO INVESTMENTS, LLC

___________, 20__

RESALE CONFIDENTIALITY AGREEMENT

In connection with our interest in the potential purchase of MedPro Investments Senior Secured 14% Notes Due 2016 issued by you (the “Notes”), we have requested that you furnish us with the Private Placement Memorandum, dated August 31, 2010, relating to the Notes (the “Private Placement Memorandum”).  In addition to receiving the Private Placement Memorandum, we may also have conversations with you or your representatives or receive additional information from you or your representatives about the Notes or your business.  As used in this letter agreement, the term “Information” means (i) the Private Placement Memorandum, (ii) any additional information we receive from you or your representatives about the Notes or your business, and (iii) any internal reports or analyses we prepare that incorporate or utilize any information described in clauses (i) or (ii) (in the case of clauses (ii) and (iii), whether oral or written, whether in tangible or electronic form, or otherwise).  The term Information also includes all confidential and proprietary information of Greiner Bio-One GmbH (“Greiner”) related to that certain Medical Supply Manufacturing Agreement between MedPro Safety Products, Inc. (“MedPro”) and Greiner, dated as of July 14, 2010, as amended (the “Manufacturing Agreement”), including but not limited to product sales and royalties paid under the Manufacturing Agreement, the business and operations of Greiner, Greiner finances, and such other information relating thereto as may be provided by you, MedPro or Greiner (“Greiner Information”).  The term Information will not, however, include information which (i) is or becomes publicly available other than as a result of a disclosure by us, (ii) was already known to us, as evidenced by our contemporaneous written records at the time of disclosure by you, or (iii) was disclosed to us by a third party who, to the best of our knowledge, had no obligation to you, MedPro or Greiner not to disclose sued information to others.

We represent and warrant that we are not in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products.  We represent and warrant that we are not a controlled affiliate of an entity which is in the business of developing, manufacturing or marketing pharmaceutical or diagnostic products.

As a condition to receiving the Information, we hereby agree that:

1.
In consideration of your making the Information available to us, and Greiner agreeing to permit such action by you in respect of Information which may be restricted from disclosure under the Manufacturing Agreement, we (i) will take all reasonable precautions to keep the Information confidential, which precautions will be no less stringent than those we employ to protect our own confidential information, and will not (except as required by applicable law, regulation or legal process, and only after compliance with paragraph 2 below or as contemplated by paragraph 5 or 6 below), without your prior written consent, disclose any Information in any manner whatsoever and (ii) will not use any Information for any purpose other than in connection with our considering or making an investment in the Notes.

2.
In the event that we are requested pursuant to or required by applicable law, regulation or legal process to disclose any of the Information (excluding any disclosure to a Governmental Authority which regulates us), we will notify Greiner and you promptly (unless such notice is not permitted by applicable law or regulation) so that (i) Greiner or you are afforded a full and fair opportunity to seek, at Greiner’s or your expense, a protective order or other appropriate remedy, and appeal from any denial thereof, and we agree to cooperate reasonably with Greiner and you in seeking such order and in securing confidential treatment for any Information to be disclosed or (ii) in Greiner’s or your sole discretion, as applicable, Greiner or you may waive compliance with the terms of this letter agreement.  In the event that no such protective order or other remedy is obtained, or that Greiner or you do not waive compliance with the terms of this letter agreement, we will furnish only that portion of the Information which we are advised by counsel is legally required and will exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the Information.  We represent and warrant to you that we are not aware of any applicable law, regulation or legal process that we reasonably foresee will require the disclosure of Information, other than to you as permitted hereunder and pursuant to the terms hereof or to Governmental Authorities that regulate us.

3.
If we decide not to purchase the Notes, we will promptly inform you of that decision and, in such case, and at any time upon your request, we will (i) promptly deliver to you all copies of the Information in our possession (except as described in the following clause) and (ii) promptly destroy all copies of any written Information (whether in tangible or electronic form, or otherwise) that we have created, including, without limitation, any notes we have taken on any discussions with you, provided, in each ease, that we may retain one copy of the Information, subject to the provisions of this letter agreement, if necessary to comply with applicable law or regulation.  Any oral Information will continue to be subject to the terms of this letter agreement.

4.
We acknowledge that the Private Placement Memorandum is dated August 31, 2010, and that you have not updated, and have no obligation to update, the Private Placement Memorandum in any respect for events, developments or circumstances.  No express or implied representation or warranty as to the accuracy or completeness of any Information or as to the suitability of the Information for evaluating a possible investment in the Notes is made by you or any representative acting for you or as a broker or market maker for the Notes, and we agree that none of such persons will have any liability relating thereto or for any errors therein or omissions therefrom.  We agree that we acquire no rights against Greiner or any employee, officer, director, representative or agent of Greiner (together with Greiner, the “Greiner Representatives”) as a result of the disclosure of Information to us or our Representatives and that no Greiner Representative has any duty, responsibility, liability or obligation to us as a result of such disclosure.

5.
We may disclose Information to our advisors, attorneys and affiliates who have a need to know the Information in connection with our investment decision (our “Representatives”), but only if we deliver to each such Representative a copy of this letter agreement executed by us and if such Representative expressly agrees in writing to maintain the Information in confidence under terms and conditions substantially identical to this letter agreement.  We will be responsible for any breach of this letter agreement by any of our Representatives.

6.
If we propose to transfer, sell, or otherwise dispose of any Notes at any time, we agree to (i) abide by the transfer restrictions described in the Private Placement Memorandum, (ii) inform any proposed transferee of the Notes of such transfer restrictions, including the requirement that such proposed transferee enter into a confidentiality agreement with you and (iii) not furnish any Information to such proposed transferee, or transfer, sell or dispose of any Note to such proposed transferee, without receiving evidence that such proposed transferee has entered into a confidentiality agreement with you.

7.
We acknowledge that remedies at law may be inadequate to protect you against any actual or threatened breach of this letter agreement by us, and, without prejudice to any other rights and remedies otherwise available to you, we agree to the granting of injunctive relief in your favor without proof of actual damages.

8.
We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer (such as, in our case, MedPro) by any person who has received material, non–public information from the issuer or an affiliate or controlling person of the issuer, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

9.
We agree that (i) neither party to the Manufacturing Agreement expressly or implicitly waives any of its rights, whether contractual or otherwise, that such party has or may have under or in connection with the Manufacturing Agreement or otherwise with respect to us and (ii) no failure or delay by you in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10.	We agree that this letter agreement is for the benefit of, and may be enforced by, Greiner or you, acting either independently or together.

11.
This letter agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of that State and executed in and to be performed in that State.

12.	No modification of this letter agreement or waiver of the terms and conditions hereof will be effective, unless approved in writing by each of Greiner, you and us.

13.
This letter agreement will, subject to the proviso below, terminate eighteen (18) months alter the earlier of the date we sell the Notes or the date the Notes mature; provided, however, in respect solely of restrictions herein concerning maintaining the confidentiality of Information that is Greiner Information (and not otherwise excluded from restriction by the last sentence of the first paragraph of this letter), this letter agreement will terminate five years after the expiration or termination of the Manufacturing Agreement.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith. In accordance with Section 2.11(j) of the Indenture dated as of September 1, 2010 (the “Indenture”), made by and between you and U.S. Bank National Association, as trustee, we will provide a fully executed copy of this Resale Confidentiality Agreement to the Registrar (as defined in the Indenture) promptly after receipt thereof from you.

Very truly yours,
[Please insert prospective purchaser’s name]
By:
Name:
Title:
Address:

Accepted and agreed as of the date first written above:

MEDPRO INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT C

AGENTS FOR SERVICE OF PROCESS

Party	Jurisdiction	Appointed Agent
MedPro Investments, LLC	Delaware
MedPro Investments, LLC	New York

C-1

EXHIBIT D

FORM OF DISTRIBUTION REPORT

(i)
With respect to the current Payment Date, (A) the balances on deposit in the Collection Account and any other Account established under the Indenture on the Calculation Date immediately preceding the prior Payment Date (or, with respect to the first Payment Date, on the Closing Date) (the “Preceding Calculation Date”), (B) the aggregate amounts of deposits into and withdrawals from the Collection Account and any other Account established under the Indenture from but excluding the Preceding Calculation Date to and including the Calculation Date immediately preceding the Payment Date (the “Current Calculation Date”) and (C) the balances on deposit in the Collection Account and any other Account established under the Indenture on the Current Calculation Date.

(ii)	Analysis of Collection Account activity from the Preceding Calculation Date to the Current Calculation Date

Balance on the Preceding Calculation Date

Collections (other than as provided in clause (c) of the definition of Collection) from but excluding the Preceding Calculation Date to and including the Current Calculation Date (“Current Collections”)

Aggregate Note payments from but excluding the Preceding Calculation Date to and including the Current Calculation Date
Expense payments payable on the Current Calculation Date
Balance on the Current Calculation Date

(iii)	Amount, if any, to be transferred from the Reserve Account, the Wing Reserve Account, the Holding Account and the Capital Account to the Collection Account with respect to the current Payment Date

(iv)	Payments on the current Payment Date

Trustee Expenses
Visual Connections Payment and Greiner Payment Amounts
Other Expenses
Servicing Fee
Payments to Holding Account, if any
Interest Amount
Principal payments, if any
Issuer Marketing Payment, if any
Incremental Interest Payment, if any

(v)	Outstanding Principal Balance

Opening Outstanding Principal Balance
Principal payments, if any, made on the current Payment Date
Closing Outstanding Principal Balance

D-1

(vi)	Amount distributed to the Issuer from the Collection Account, if any, with respect to the current Payment Date

(vii)	Amount distributed to the Issuer from the Reserve Account, if any, with respect to the current Payment Date

(viii)	Amount, if any, distributed to MedPro from the Wing Reserve Account with respect to the current Payment Day

(ix)	Amount, if any, distributed to the Issuer from the Holding Account with respect to the current Payment Day

(x)	A withholding obligation may be included

D-2

EXHIBIT E

FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR

UNLEGENDED NOTE

___________, 20__

U.S. Bank National Association,
as Trustee
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (MedPro Investments)

MedPro Investments, LLC
c/o MedPro Safety Products, Inc.
817 Winchester Road
Lexington, Kentucky  40505
Attention:

Re:           MedPro Investments, LLC (the “Issuer”)

Ladies and Gentlemen:

This letter relates to U.S.$___________ principal amount of MedPro Investments Senior Secured 14% Notes Due 2016 of the Issuer (the “Notes”) represented by a Note which bears a legend (the “Legended Note”) outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.1 of the Indenture dated as of September 1, 2010 (the “Indenture”) relating to the Notes of the Issuer, we hereby certify that we are (or we will hold such securities on behalf of) an institution outside the United States to whom the Notes may be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended (“Regulation S”). Accordingly, you are hereby requested to exchange the Legended Note for an unlegended Note representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Euroclear Bank S .A./N.V.][Clearstream Banking]

By:
Authorized Signatory

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EXHIBIT F

FORM OF CERTIFICATE OF BENEFICIAL OWNER OF TEMPORARY

REGULATION S GLOBAL NOTE

Euroclear Bank S.A./N.V.
[Address]

AND/OR

Clearstream Banking
[Address]

Re:           MedPro Investments, LLC (the “Issuer”)

Reference is hereby made to the Indenture, dated as of September 1, 2010 (the “Indenture”), made by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$___________ principal amount of MedPro Investments Senior Secured 14% Notes Due 2016 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No. _______) through DTC by the undersigned (the “Holder”) in the name of __________. The Holder of such Temporary Regulation S Global Note hereby requests the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.

The Holder hereby represents and warrants that it (i) is not a U.S. Person, (ii) does not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of a U.S. Person (other than a distributor) and (iii) has executed and delivered to the Registrar a Confidentiality Agreement Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

This certificate and the statements contained herein are made for your benefit and the benefit of the Paying Agent.

[Name of Holder]

By:
Name:
Title:

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EXHIBIT G

FORM OF CERTIFICATE OF EUROCLEAR OR CLEARSTREAM FOR PAYMENTS

U.S. Bank National Association,
as Paying Agent
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (MedPro Investments)

Re:           MedPro Investments, LLC (the “Issuer”)

Reference is hereby made to the Indenture, dated as of September 1, 2010 (the “Indenture”), made by and between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

This letter relates to U.S.$___________ principal amount of MedPro Investments Senior Secured 14% Notes Due 2016 that are held in the form of a Beneficial Interest in the Temporary Regulation S Global Note (CUSIP No. _____) through DTC by the undersigned (the “Holder”) in the name of ___________. Certain Holders of the Beneficial Interests in such Temporary Regulation S Global Note have requested the receipt of payments due and payable [on the applicable Payment Date] pursuant to Section 2.5 of the Indenture.

We have received from such Holders certifications to the effect that they (i) are not U.S. Persons, (ii) do not hold the above-referenced Temporary Regulation S Global Note for the account or benefit of U.S. Persons (other than distributors) and (iii) have executed and delivered to the Registrar a Confidentiality Agreement. Certain terms in this certificate not otherwise defined in the Indenture have the meanings given to them in Regulation S.

Accordingly, the Holders of the Beneficial Interests in the Temporary Regulation S Global Note are entitled to receive interest, principal and premium, if any, in accordance with the terms of the Indenture in the amount of U.S.$__________.

[Clearstream Banking] [Euroclear Bank S. A./N .V.]

By:
Name:
Title:

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EXHIBIT H

FORM OF CERTIFICATE OF PROPOSED TRANSFEROR

___________, 20__

U.S. Bank National Association,
as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (MedPro Investments)

MedPro Investments, LLC
c/o MedPro Safety Products, Inc.
817 Winchester Road
Lexington, Kentucky  40505
Attention: [________________]

Re:           MedPro Investments, LLC (the “Issuer”)

Ladies and Gentlemen:

In connection with our proposed sale of U.S.$_________ aggregate principal amount of MedPro Investments Senior Secured 14% Notes Due 2016 of the Issuer (the “Notes”), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (“Regulation S”) and, accordingly, we represent that:

1.           the offer of the Notes was not made to a person in the U.S.;

2.           at the time the buy order was originated, the transferee was an institution outside the U.S. or we and any person acting on our behalf reasonably believed that the transferee was an institution outside the U.S.;

3.           no directed selling efforts have been made by us in the U.S. in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation 5, as applicable;

4.           the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

5.           the transferee has entered into the confidentiality agreement required in connection with the purchase of the Notes.

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Each of you is entitled to rely upon this letter and is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Certain terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours, [Name of Transferor]

By:
Authorized Signatory

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EXHIBIT I

FORM OF CERTIFICATE OF PROPOSED INSTITUTIONAL ACCREDITED
INVESTOR TRANSFEREE
__________, 20__

U.S. Bank National Association,
as Registrar
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Corporate Trust Services (MedPro Investments)

MedPro Investments, LLC
c/o MedPro Safety Products, Inc.
817 Winchester Road
Lexington, Kentucky  40505
Attention: [________________]

Ladies and Gentlemen:

In connection with our proposed purchase of Notes (the “Notes”) of MedPro Investments, LLC (the “Issuer”), we confirm that:

1.           We have duly executed and delivered to the Registrar (as defined in that certain Indenture dated as of September 1, 2010 (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof) a Resale Confidentiality Agreement and have subsequently received a copy of the Private Placement Memorandum dated August 31, 2010 (the “Private Placement Memorandum”) relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Transfer Restrictions” of such Private Placement Memorandum and the restrictions on duplication and circulation of such Private Placement Memorandum.

2.           We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Private Placement Memorandum under “Transfer Restrictions” and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the U.S. Securities Act of 1933, as amended (the “Securities Act”).

3.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, that the Notes will only be in the form of definitive physical certificates and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that, if we should sell any Notes in the future, we will do so only (1) (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a qualified institutional buyer (as defined therein), (C) to an institutional accredited investor (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee) and an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) to an institution in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or pursuant to another available exemption from registration under the Securities Act, as applicable or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person or entity purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and (2) in each case, in accordance with any applicable securities laws of any state in the U.S. or any other applicable jurisdiction and in accordance with the legend to be set forth in the Notes, which will reflect the substance of this paragraph.

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4.           We understand that, on any proposed resale of any Notes, we will be required to furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that a resale confidentiality agreement is required under the Indenture to be executed and delivered by any proposed transferee to whom we wish to sell any Notes.

5.           We are an institutional accredited investor and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are able to bear the economic risks of our or their investment.

6.           We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional accredited investor) as to each of which we exercise sole investment discretion.

7.           We are not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling the Notes, except as permitted above, provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

You, the Issuer and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

By:	/s/
Name:
Title:

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EXHIBIT J

FORM OF SUPPLEMENTAL CONFIDENTIALITY AGREEMENT

MEDPRO INVESTMENTS, LLC

__________, 20__

SUPPLEMENTAL CONFIDENTIALITY AGREEMENT

In connection with our interest in obtaining information provided by Greiner Bio-One GmbH, a company organized under the laws of Austria (“Greiner”) that is Confidential Information (as defined in the Medical Supply Manufacturing Agreement dated as of July 14, 2010 between Greiner and MedPro Safety Products, Inc., as amended, restated, supplemented or otherwise modified from time to time (the “Manufacturing Agreement”)), we hereby acknowledge and agree to be bound by the terms and conditions of Article 8 of the Manufacturing Agreement in the same manner as if we were a party thereto (which Article 8 is attached as Exhibit A hereto).

This Supplemental Confidentiality Agreement shall in no manner affect our obligations under the Confidentiality Agreement dated ___________, 20_ between you and us (the “Initial Confidentiality Agreement”).

As a condition to receiving the Confidential Information, we hereby agree as follows:

1.           We acknowledge that remedies at law may be inadequate to protect you or the parties to the Manufacturing Agreement (the “Parties”) against any actual or threatened breach of this Supplemental Confidentiality Agreement by us, and, without prejudice to any other rights and remedies otherwise available to you and the Parties, we agree to the granting of injunctive relief in your and the Parties’ favor without proof of actual damages.

2.           We acknowledge that we are aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities of an issuer or an affiliate or controlling person of the issuer by any person who has received material, non-public information from the issuer or an affiliate or controlling person of the issuer or from a person owing a duty to any of the foregoing, and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

3.           We agree that no failure or delay by you or the Parties in exercising any right, power or privilege hereunder or under the Manufacturing Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder or under the Manufacturing Agreement.

4.           This Supplemental Confidentiality Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts between residents of the State of New York and executed in and to be performed in the State of New York.

5.           This Supplemental Confidentiality Agreement will terminate five years after the termination of the Manufacturing Agreement.

6.           Except for the Initial Confidentiality Agreement, this Supplemental Confidentiality Agreement contains the entire agreement between you and us concerning the Confidential Information, and no modification of this Supplemental Confidentiality Agreement or waiver of the terms and conditions hereof will be binding upon you or us, unless approved in writing by each of you and us.

Please confirm your agreement with the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith.

Very truly yours,

[Please Print Name]
Date	By:
Name:
Title:
Address:

Accepted and Agreed as of the date first written above:

MEDPRO INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT A

The following text of Article 8 of the Manufacturing Agreement is excerpted from the redacted version of the Manufacturing Agreement:

ARTICLE 8 - CONFIDENTIALITY

8.1           Confidential Information. MedPro and GBO acknowledge that in the course of performing their duties hereunder, they will be necessarily gaining access to each other’s secret and proprietary information, including, without limitation the existence and terms of this Agreement (the “Confidential Information”).

8.2           Disclosure. Nothing contained herein shall in any way restrict or impair any party’s right to use, disclose or otherwise deal with any information or data which:

(a)           At the time of the disclosure is generally available to the public or thereafter becomes generally available to the public, by publication or otherwise, through no act of the disclosing party, its employees, consultants or advisors or of any person or entity bound by an obligation of confidentiality to the non-disclosing party;

(b)           The disclosing party can show was in its possession prior to the time of the disclosure to it and was not acquired from the non-disclosing party or any other source which is bound by an obligation of confidentiality to the non-disclosing party;

(c)           The disclosing party can show was received by it as a matter of lawful right after the time of disclosure from a third party who did not acquire it from the non-disclosing party under an obligation of confidence and that without breach of any obligation, the disclosing party is free to disclose it to others; or

(d)           Is required to be disclosed pursuant to court order, federal, state, or foreign government regulation or requirement of a federal, state, or foreign governmental authority.

8.3           Nondisclosure. Both MedPro and GBO shall maintain in confidence any Confidential Information which is disclosed directly or indirectly to it by the other party, and shall not make any use of such Confidential Information other than performing services hereunder or disclose such information to any third party without the other party’s express prior written consent. MedPro will notify GBO and submit to GBO articles any informational releases that it is aware of or responsible for that reference the Products and GBO. This notification shall be sent to GBO three (3) days prior to public release for GBO comment. MedPro shall endeavor to eliminate any information that GBO believes will be commercially or competitively have a negative market impact. MedPro’s and GBO’s obligations under this Article 8 shall survive for a period of twenty-four (24) months following the end of the Term, whether by expiration or termination.

8.4           Disclosure to Governmental Authorities. Nothing contained herein shall in any way restrict or impair any party’s ability to disclose Confidential Information to any federal, state, or foreign governmental authority, if it is required to do so; provided, however, that:  (a) the party that is required to disclose the Confidential Information shall provide the other party with prior written notice of any such required disclosure, sufficient to allow the other party to petition the governmental authority, prior to such disclosure, for confidential protection of the Confidential Information; and (b) the party required to disclosure the Confidential Information shall cooperate with the other party (as reasonably required) in obtaining such protection from the governmental authority.

8.5           Injunctive Relief. Each of MedPro and GBO acknowledges that the other party has no adequate remedy at law and would be irreparably harmed if it breaches or threatens to breach the provisions of this Article 8, and therefore, both parties agree that the injured party shall be entitled to injunctive relief to prevent any breach or threatened breach of those provisions and to specific performance of the terms of each of such provisions in addition to any other legal or equitable remedy it may have.

EXHIBIT K

UCC FINANCING STATEMENTS

Form UCC-1 Financing Statement will be filed with the Recorder of Deeds for the State of Delaware naming the Issuer as debtor and the Trustee as secured party.

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